PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

TO Escrow: Chicago Title Company	Escrow No. 930018653-U60
701 “B” Street, Suite 760	Escrow Officer: Janine Hudson
San Diego, CA 92101	Title Order No. 81003167
Phone : (619) 230-6366	Title Officer: Nicole L. Schubert
Fax: (866) 589-1942	Fidelity National Title Group
222 South Ninth Street, Suite 3060
Minneapolis, MN 55402
Phone: 612-573-7272
Fax: 612-337-0331
E-mail: nicole.schubert@ctt.com

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of January 31, 2011 (the "Agreement Date"), by and between Dakota Bank Building Limited Partnership, an Illinois limited partnership ("Seller"), and NetREIT Inc., a Maryland corporation ("Buyer").

R E C I T A L S :

A.           Seller desires to sell to Buyer and Buyer desires to purchase from Seller (i) that certain improved real property located at 51 Broadway, Fargo, North Dakota 58102 as legally described in Exhibit A attached hereto, and any easements, appurtenances, rights and privileges belonging thereto (collectively, the "Real Property"); (ii) the buildings and any other site improvements located on the Real Property which are owned by Seller (collectively, the "Improvements"); (iii) the fixtures, machinery, equipment and other tangible personal property owned by Seller (if any) located in or on the Real Property or the Improvements and used exclusively in connection with the Real Property (collectively, the "Personal Property"); and (iv) the intangible personal property owned by Seller which is assignable and relates exclusively to the Real Property, the Improvements or the Personal Property, including any warranties, guaranties, service contracts, plans and specifications, transferable licenses and permits, and entitlements and appurtenances (collectively, the "Intangible Property").  The Real Property, the Improvements, the Personal Property and the Intangible Personal Property are collectively referred to herein as the "Property."

B.           Initially capitalized terms used in the Recitals and elsewhere in this Agreement shall have the meanings ascribed to them in this Agreement.  An index of defined terms used in this Agreement is included with the Table of Contents of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this

 Agreement and their instructions to Chicago Title Company ("Escrow Holder") with regard to the Escrow created pursuant hereto are as follows:

1. Agreement of Purchase and Sale.  Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, at the Closing for the Purchase Price and upon the terms and conditions set forth in this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, the term "Property" shall not include any of the following items, all of which are excluded from the sale by Seller to Buyer hereunder:  (a) all cash on hand, checks, money orders and accounts receivable; (b) any accounts maintained by or on behalf of Seller or any affiliate of Seller with respect to the Property; and (c) any refundable cash or other security deposits or any bonds posted by or on behalf of Seller with any lender, governmental authority, utility or other party.

2. Purchase Price.  The purchase price to be paid by Buyer to Seller for the Property is Nine Million Five Hundred Thousand and No/100ths Dollars ($9,500,000.00) (the "Purchase Price").

3. Payment of Purchase Price.

3.1 Deposit.  Within one (1) Business Day after the Opening of Escrow, Buyer shall deposit by wire transfer of immediately available funds into the escrow account to be opened with Escrow Holder (the "Escrow Account") the amount of One Hundred Thousand and No/100ths Dollars ($100,000.00) as a deposit (the " Deposit").  The Escrow Account shall be an interest bearing bank account acceptable to Buyer.  Any interest earned on the Deposit while held by Escrow Holder shall be added to and become a part of the Deposit.  The Deposit shall be refundable to Buyer until Buyer delivers an Approval Notice to Seller that all of the Pre-Closing Conditions have been satisfied or waived.  If Buyer fails to deliver an Approval Notice prior to 5:00 p.m. (Pacific Time) thirty (30) Business Days from the mutual execution of this Agreement (the "Due Diligence Deadline"), then this Agreement shall automatically terminate, Escrow Holder shall return the Deposit to Buyer (less one-half (1/2) of any title and escrow cancellation fees and charges, which Buyer hereby agrees to pay), and thereafter neither party shall have any further rights or obligations hereunder except for Buyer's obligations and indemnities under Section 4.1.2, Section 4.5, Section 4.6, Section 6.7, Section 19 and Section 31 (collectively, "Buyer's Surviving Obligations").  If Buyer fails to deliver the Deposit into the Escrow Account strictly as and when contemplated herein, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Buyer at any time prior to Escrow Holder's receipt of the Deposit and thereafter neither party shall have any further rights or obligations hereunder except for Buyer's Surviving Obligations.

3.2 Closing Cash Payment.  The balance of the Purchase Price remaining after deduction for the Deposit and as adjusted by any prorations and credits expressly provided in this Agreement shall be paid by Buyer by wire transfer of immediately available funds into the Escrow Account on the Closing Date, as provided in Section 4.3.2(a) below.

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4. Conditions to Parties' Obligations.

4.1 Buyer's Pre-Closing Conditions.  Buyer's obligations under this Agreement shall be subject to the satisfaction of or waiver by Buyer of the following matters described below in this Section 4.1 (collectively, the "Pre-Closing Conditions") on or before the earlier of (a) the time periods specified in each subsection below, or (b) the Due Diligence Deadline:

4.1.1 Title.  Upon execution of this Agreement, Seller will deliver, or cause to be delivered, to Buyer: (a) a preliminary title report for the Real Property (the "Title Report") issued by Chicago Title Company (the "Title Company"), (b) any underlying documents evidencing exceptions to title referred to in the Title Reports, and (c) Seller's existing ALTA Land Title Survey for the Real Property, as identified on the attached Exhibit K (collectively, the "Existing ALTA Survey").  The Title Report, such underlying documents evidencing title exceptions therein and the Existing ALTA Survey are referred to herein collectively as the "Title Documents".  Buyer shall have until the expiration of the Due Diligence Deadline to either approve of the exceptions to title and other matters contained in the Title Documents or to deliver written notice to Seller (the "Title Objection Notice") specifying any title objections or other matters in the Title Documents to which Buyer objects (collectively, "Title Objections").  Buyer's failure to timely deliver a Title Objection Notice shall be deemed to be Buyer's approval of all of the exceptions to title and other matters shown in or disclosed by the Title Documents and any update thereof obtained by Buyer upon the expiration of the Due Diligence Deadline.  Buyer shall not be entitled to deliver a Title Objection Notice that is subject to any condition other than the issuance of a title endorsement as part of the Title Policy and any title exception or other matter set forth in the Title Documents that is approved subject to any condition other than the issuance of a title endorsement as part of the Title Policy shall be deemed to be a Title Objection which has been objected to by Buyer.  Seller shall have a period of two (2) Business Days after Seller's receipt of the Title Objection Notice to elect by written notice to Buyer (the "Title Response Notice") to either (i) attempt to remove or cure at or prior to the Closing some or all of the Title Objections, or (ii) to advise Buyer that Seller is unable or unwilling to remove or cure some or all of the Title Objections.  Such election by Seller shall be at Seller's sole option and discretion; it being understood Seller has no obligation to remove or cure any Title Objections (other than as provided in the last sentence of this Section 4.1.1 as to monetary liens created by Seller).  If Seller fails to timely deliver to Buyer the Title Response Notice, it shall be conclusively deemed that Seller has informed Buyer that Seller is unable or unwilling to remove or cure any of the Title Objections.  If Seller advises Buyer in Seller's Title Response Notice (or is deemed to have advised Buyer) that Seller is unable or unwilling to remove or cure some or all of the Title Objections, then Buyer shall have until the date that is two (2) Business Days after receipt of the Title Response Notice to either terminate this Agreement or to waive such Title Objections pursuant to an Approval Notice delivered to Seller in accordance with Section 4.2 below.  Notwithstanding anything to the contrary contained in this Agreement, Buyer's delivery of an Approval Notice to Seller pursuant to Section 4.2 below shall be deemed to be Buyer's election to waive all Title Objections with respect to the Title Documents and Buyer's approval of the Title Documents and all title exceptions and other matters disclosed thereby.  If any amendment or supplement to the Title Report issued after the expiration of the Due Diligence Deadline reveals any new material defect or exception to title not disclosed by the Title Documents, Buyer shall have the same rights to object to such new defect or exception as provided above with respect to the Title Documents; provided, however, Buyer must deliver any Title Objection Notice to Seller within five (5) Business Days after Buyer's receipt of the amendment or supplement to the Title Report and Buyer must elect to terminate this Agreement or waive any Title Objections within two (2) Business Days after Seller advises Buyer in Seller's subsequent Title Response Notice (or is deemed to advise Buyer) that Seller is unable or unwilling to cure some or all of the Title Objections regarding the amendment or supplement to the Title Report.  Except as provided in the immediately following sentence, Seller's failure to remove or cure at or prior to Closing those specified Title Objections which Seller has elected to attempt to remove or cure in any Title Response Notice (whether delivered prior to the Due Diligence Deadline or any subsequent Title Response Notice) shall be deemed to be a failure of the Closing Condition in Section 4.3.1(b) below, in which event, unless Buyer withdraws such Title Objection(s) in writing, this Agreement shall terminate, and the Deposit shall be returned to Buyer (less one-half (1/2) of any escrow and title cancellation fees and charges, which Buyer hereby agrees to pay), and the parties shall have no further obligations hereunder except for Buyer's Surviving Obligations.  Notwithstanding the foregoing, on or prior to Closing, Seller shall remove or cause to be removed any deed of trust or other lien upon the Property securing a liquidated sum of money which Seller has created other than current Property Taxes not yet due and payable and specifically excluding any such liens or matters created or caused by Buyer or any tenant on the Property.

4.1.2 Physical Inspections.  After Buyer has provided to Seller a certificate of insurance(s) evidencing Buyer's or Buyer's agents', consultants' and/or contractors' (as the case may be) procurement of a commercial general liability insurance policy as required herein, Seller shall permit Buyer and Buyer's authorized agents, consultants and contractors to enter upon the Property during reasonable business hours to make and perform such non-invasive environmental evaluations, and other non-invasive inspections, investigations, tests and studies of the physical condition of the Property as Buyer may elect to make or obtain.  Buyer shall maintain, and shall ensure that Buyer's agents, consultants and contractors maintain, public liability and property damage insurance insuring against any liability arising out of any entry, inspections, investigations, tests or studies of the Property pursuant to the provisions hereof.  Such insurance maintained by Buyer and/or Buyer's agents, consultants and contractors (as applicable) shall be in the amount of Two Million Dollars ($2,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence.  The policy maintained by Buyer shall insure the contractual liability of Buyer covering the indemnities herein and shall (a) name Seller (and their successors, assigns and affiliates) as additional insureds, and (b) contain a provision that "the insurance provided by Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller."  Buyer shall provide Seller with evidence of such insurance coverage prior to any entry, inspections, investigations, tests or studies of the Property by Buyer or any of Buyer's agents, consultants or contractors.  The aforementioned insurance coverage may be obtained under a blanket policy carried by Buyer or Buyer's agents, consultants or contractors, as the case may be.  Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be permitted to undertake any invasive, intrusive or destructive investigation, testing or study of the Property, including a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent thereto, which consent Seller may give, withhold or condition in Seller's sole and absolute discretion.  Prior to any entry onto the Property (and on each and every occasion), Buyer shall deliver to Seller prior written notice, or prior verbal notice wherein Buyer actually speaks with a representative of Seller (i.e. not a voice mail message), not less than two (2) Business Days prior to such entry, and Buyer shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Buyer or Buyer's agents, consultants and contractors while any inspections, investigations, tests or studies of the Property are made or performed; provided, however, that entry onto the Property by Buyer and/or Buyer’s agents, consultants and/or contractors (as the case may be), shall be subject to any restrictions and/or instructions as Seller shall deem necessary, in its sole discretion; and provided, further, that Buyer hereby agrees to cooperate with and abide by Seller’s restrictions and/or instructions.  If requested by Seller, Buyer shall provide Seller the identity of the company or party(s) who will perform such inspections, investigations, tests or studies and the proposed scope of the inspections, investigations, tests or studies.  Seller shall have the right to approve or disapprove any proposed inspections, investigations, tests or studies and the party(s) performing the same within two (2) Business Days after Seller's receipt of such notice identifying the same.  Seller's failure to notify Buyer of Seller's disapproval of any proposed inspections, investigations, tests or studies and the party(s) performing the same within such two (2) Business Day period shall be deemed Seller's approval thereof, except to the extent said proposed inspections, investigations, tests or studies relate to "Phase II" environmental matters or constitute invasive, intrusive or destructive inspections, investigations, tests or studies, in which event Seller's failure to advise Buyer of Seller's approval or disapproval of any proposed inspections, investigations, tests or studies and the party(s) performing the same within such two (2) Business Day period shall be deemed Seller's disapproval thereof.  Buyer shall not contact any tenants, without first obtaining the prior consent of Seller.  Upon Seller’s request, Buyer shall provide Seller with the identity of the company or persons who will perform any tenant interview or contacts.  Seller or its representative(s) may be present at any such interview or meeting with a tenant and Buyer will reasonably cooperate and coordinate with Seller to effectuate same.  Buyer shall have until the Due Diligence Deadline to approve the results of any evaluations, inspections, investigations, tests and studies of the Property as Buyer desires to have made or performed by delivering an Approval Notice to Seller.  Buyer's failure to deliver an Approval Notice to Seller prior to the Due Diligence Deadline shall be deemed to be a failure of this Pre-Closing Condition and Buyer's election to terminate this Agreement pursuant to Section 4.2 below.

4.1.3 Plans, Permits, Reports and Related Information.  Within five (5) days after to the Agreement Date, Seller will deliver to Buyer copies of those documents identified on the attached Exhibit K (collectively, the "Seller's Documents.  In no event shall Seller be required to prepare or obtain any information, report, document, survey, study, report or other item not presently in Seller's possession.  Furthermore, except as provided on Exhibit K, in no event shall Seller be obligated to deliver or make available to Buyer or Buyer's agents, consultants or contractors any of the following:  (a) any third party purchase inquiries and correspondence, any appraisals and any economic evaluations of the Property; (b) Seller's organizational documents, any records, internal budgets, financial projections, reports or correspondence prepared by Seller or any advisor exclusively for Seller or any of Seller's constituent owners and any other internal documents (other than documents relating to the zoning and other land use entitlements of the Real Property and the physical or environmental condition of Real Property); and (c) any documents or materials which are subject to the attorney/client privilege or which are the subject of a confidentiality obligation.  Buyer shall have until the Due Diligence Deadline to approve all of the Seller's Documents by delivering an Approval Notice to Seller.

4.1.4 Existing Environmental Reports.  Seller will include within the Seller's Documents any existing environmental reports conducted, in connection with the environmental condition of the Property, including any environmental assessments and studies of the Property.

4.1.5 Governmental Authority and Other Inquiries.  Prior to the Due Diligence Deadline, Buyer and Buyer's authorized agents, consultants and contractors shall have the right, as part of Buyer's due diligence investigation, to contact governmental authorities about various aspects of the Property.  Buyer shall provide Seller by prior written notice (or prior verbal notice as provided in Section 4.1.2 above) not less than two (2) Business Days before any such inquiry, contact, interview and meeting by Buyer and Buyer's authorized agents, consultants and contractors with any governmental authority, and Seller shall have the right to be present and otherwise participate in all such inquiries, contacts, interviews and meetings, provided, however, that Seller's consent shall not be required prior to Buyer's request for routine zoning or UCC-1 financing reports prepared by third parties in the ordinary course of Buyer's due diligence (e.g., Planning, Zoning and Resources Corporation reports).  Buyer shall have until the Due Diligence Deadline to approve the results of any inquiries of governmental authorities which Buyer desires to make by delivering an Approval Notice to Seller.

4.1.6 Contracts.  Within five (5) days after the Agreement Date, Seller will deliver to Buyer copies of all service agreements, maintenance agreements, easement agreements, improvement agreements, license agreements, and other agreements related to or affecting the Property and not included as part of the Title Documents delivered pursuant to Section 4.1.1 hereof (collectively, the "Contracts").  Buyer shall have the option to require that all Contracts be either assigned to Buyer at Closing pursuant to the General Assignment (as defined herein) or terminated prior to Closing.

4.1.7 Natural Hazard Disclosure.  Seller may be required to disclose if the Property lies within the following natural hazard areas or zones:  (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wild land area that may contain substantial forest fire risks and hazards; (e) an earthquake fault zone; or (f) a seismic hazard zone.  Escrow Holder shall engage the services of Title Company (which, in such capacity, is referred to herein as the "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill Seller's disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in this section and to report the result of the Natural Hazard Expert's examination to Buyer in writing, at least five (5) days prior to the Due Diligence Deadline.

4.1.8 Leases and Financial Information.  Within five (5) days after the Agreement Date, Seller will deliver to Buyer for inspection by Buyer, true and complete copies of the following described documents and information:  (i) the existing leases of the Property, together with any amendments or modifications thereto (collectively, the ("Leases"); and (ii) a current rent roll for the Property, in the format customarily used by Seller, with the information contained therein made as of the date stated thereon; and (iii) year-end operating statements for the Property for the most recent full calendar year prior to the Closing and to the extent available and in Seller's possession, the current year and the second full calendar year prior to the Closing.  Seller shall assign its rights and interests in and to the Leases and all security deposits (if any) then being held by Seller to Buyer at the Closing pursuant to the Assignment and Assumption of Leases.  Buyer's failure to deliver an Approval Notice to Seller prior to the Due Diligence Deadline shall be deemed to be a failure of this Pre-Closing Condition and Buyer's election to terminate this Agreement pursuant to Section 4.2 below.

4.1.9 Financing Contingency.  Buyer shall have until the Due Diligence Deadline to obtain from a lender reasonably acceptable to Buyer ("Buyer's Lender") a commitment on terms and conditions satisfactory to Buyer in Buyer's sole and absolute discretion (the "Loan Commitment") to provide Buyer with financing secured by the Real Property for Buyer's acquisition of the Property in accordance with this Agreement (the "Buyer Loan").  Buyer covenants, from and after the Agreement Date, to diligently and continuously pursue obtaining the Loan Commitment and the Buyer Loan.  Buyer's failure to deliver an Approval Notice to Seller prior to the Due Diligence Deadline shall be deemed to be a failure of this Pre-Closing Condition and Buyer's election to terminate this Agreement pursuant to Section 4.2 below.  If Buyer delivers an Approval Notice to Seller, then it shall be conclusively presumed that Buyer has either obtained the Loan Commitment or that Buyer has waived the Pre-Closing Condition in this Section 4.1.9.  Notwithstanding anything to the contrary contained in this Agreement, (a) Seller shall not be required to make any representations or warranties, nor undertake any obligations, nor spend any sum, nor incur any liability whatsoever in connection with Buyer's obtaining the Loan Commitment or the Buyer Loan, it being expressly understood that Seller shall have no obligation whatsoever with respect to Buyer obtaining the Loan Commitment or the Buyer Loan, (b) the Deposit shall not be subject to liquidated damages or forfeiture to Buyer's Lender pursuant to the Loan Commitment or otherwise in connection with the Buyer Loan, (c) the Due Diligence Deadline may be extended by the Buyer by an additional ten (10) Business Days for Lender driven delays beyond the control of Buyer in which case, within one (1) business day following the date Buyer exercises the extension in this Section 4.1.9(c), Buyer shall remit an additional $100,000 to the Deposit referenced in Section 3.1 of this Agreement, (d) if, for any reason, the Closing under this Agreement does not occur, Seller shall have no responsibility or liability to Buyer's Lender or any other third party involved in the Buyer Loan transaction, it being understood that Buyer's Lender shall not be a third party beneficiary of this Agreement, (e) Buyer indemnifies and agrees to hold Seller harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including reasonable attorneys' fees, as a result of or in connection with the Buyer Loan transaction, and (f) there shall be no adjustment to the Purchase Price or any of the other terms and provisions of this Agreement due to whatever interest rate, loan amount or other terms and conditions of the Loan Commitment and/or the Buyer Loan which may be available to Buyer.

4.1.10 Review of Operating Statements.  Within 60 days following the Closing and upon Buyer’s reasonable prior written request and at Buyer’s sole cost and expense, Buyer shall cause its independent, outside accounting firm (herein “Auditor”) to prepare an audit of the operating income from the Property in conformity with the requirements of Rule 3-14 of Regulations S-X promulgated by the Securities and Exchange Commission for the 2010 calendar year (herein “Property Audit”).  Seller agrees to provide Auditor with reasonable access to its books and records solely related to the Property as defined herein in connection with the preparation of the Property Audit, and a copy of the same shall be provided to Seller promptly upon completion.  Buyer agrees to compensate Seller and Manager for their actual out of pocket expenses incurred in connection with the Property Audit (including but not limited to the costs associated with any representation letter, if any, that Seller and/or Manager is mandated by applicable Federal law to provide).  Buyer acknowledges that Seller’s agreement to facilitate the Property Audit as herein provided is being made strictly as an accommodation to Buyer, without representation or warranty of any kind to or for the benefit of Buyer.  In no event shall any Property Audit or update thereto give rise to or be grounds for a claim or lawsuit by Buyer against Seller or Manager, and Buyer agrees to indemnify and hold Seller and Manager harmless from any claim, damage, loss, cost, expense or liability which Seller and/or Manager may incur or to which Seller and/or Manager is at any time subjected as a result of Seller’s and Manager’s compliance with this Section 4.1.10.

4.2 Failure of Pre-Closing Conditions; Approval of General Contingency Matters.  If, for any reason or no reason whatsoever, any of the Pre-Closing Conditions are not satisfied or if Buyer, in Buyer's sole and absolute discretion, is not satisfied with any aspect of the Property, including the condition and suitability of the Property for Buyer's contemplated use thereof, then Buyer may, at Buyer's sole option, elect to terminate this Agreement by delivering written notice to Escrow Holder and Seller at any time prior to Due Diligence Deadline.  The Pre-Closing Conditions shall be deemed to have failed and be disapproved by Buyer unless prior to the Due Diligence Deadline Buyer delivers to Seller a written Notice that the Pre-Closing Conditions have all been satisfied or waived by Buyer and that Buyer elects to proceed with the acquisition of the Property in accordance with this Agreement (the "Approval Notice").  If Buyer delivers the Approval Notice, then all of the Pre-Closing Conditions shall be deemed satisfied or waived and the parties shall, subject to the satisfaction of Buyer's Closing Conditions and the Seller's Closing Conditions, be obligated to proceed to the Closing.  Buyer shall not be entitled to send an Approval Notice that is a conditional approval of any of the Pre-Closing Conditions (or any aspect thereof).  Any Approval Notice that contains anything other than the unconditional approval of all of the Pre-Closing Conditions (excepting Buyer’s right to extend the Due Diligence Deadline pursuant to Section 4.1.1 above) shall be deemed to be Buyer's disapproval of the Pre-Closing Conditions.  If Buyer fails, for any reason or no reason, to provide an Approval Notice with respect to the Pre-Closing Conditions, then this Agreement shall automatically terminate, Escrow Holder shall return the Deposit to Buyer (less one-half (1/2) of any escrow and title cancellation fees and charges, which Buyer hereby agrees to pay) and neither party shall have any further rights or obligations under this Agreement except for the Buyer's Surviving Obligations, which shall survive any such termination.

4.3 Closing Conditions.

4.3.1 Buyer's Closing Conditions.  Following the Due Diligence Deadline, Buyer's obligation to consummate the purchase of the Property shall be subject only to the satisfaction or waiver by Buyer of the following conditions (collectively, the "Buyer's Closing Conditions") on or before the earlier of (a) the time periods specified in each subsection below, or (b) the Closing Date:

(a) Seller's Delivery of Closing Documents.  Seller shall have performed all of Seller's material obligations under this Agreement, including delivery to Escrow Holder of all of the documents referred to in Section 6.4.1 below.

(b) Delivery of Title Policy.  At the Closing, whether or not Buyer has timely delivered to the Title Company such update, revision or recertification of the Existing ALTA Surveys (or new ALTA surveys) in insurable form, if any, required by the Title Company to issue the ALTA Title Policy to Buyer (collectively, the "Updated ALTA Surveys"), the Title Company shall be irrevocably committed to issue to Buyer ALTA Owner's Policies of Title Insurance in the amount of the Purchase Price (as allocated by Buyer among the real property comprising the Real Property) insuring fee title to the Real Property is vested in Buyer subject only to the Permitted Exceptions (collectively, the "ALTA Title Policy").  The Updated ALTA Surveys required by the Title Company for the issuance of the ALTA Title Policy, if any, shall be prepared and delivered at Buyer's sole cost and expense and, notwithstanding anything to the contrary contained herein, neither the title review period set forth in Section 4.1.1 above nor the Closing Date shall be extended to allow Buyer to obtain the Updated ALTA Surveys or any updated title report(s) based thereon or to otherwise raise or address any title and/or survey issues disclosed by such Updated ALTA Surveys or updated title report(s) based on such Updated ALTA Surveys, provided, however, Buyer's comments to the Updated ALTA Surveys may be included in Buyer's Title Objection Notice.  As used in this Agreement, the term "Permitted Exceptions" shall mean (a) all matters set forth in the Title Documents and any updated title report(s) which Buyer approves (or is deemed to approve) pursuant to Section 4.1.1 above (other than any monetary liens which Seller is obligated to remove or cause to be removed pursuant to the last sentence of Section 4.1.1 above); (b) non-delinquent Property Taxes (including non-delinquent community facilities district, business improvement district or local improvement district assessments); (c) the lien of supplemental taxes assessed relating to the period from and after the Closing, including supplemental assessments resulting from the transfer of the Property to Buyer and any construction of the Improvements; (d) all zoning restrictions, regulations and requirements, all building codes and all other applicable laws, ordinances and governmental regulations affecting the Property, provided Buyer shall be entitled to review and approve the same pursuant to Section 4.1.5 above; (e) all matters directly or indirectly caused by or arising through Buyer or Buyer's agents, consultants or contractors; and (f) all matters existing with the written consent of Buyer.

(c) Seller's Representations.  Seller's representations contained in Section 9 of this Agreement shall have been true and correct in all material respects when made and, except as otherwise disclosed to Buyer in writing prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(d) Estoppel Certificates.  Seller shall obtain and deliver to Buyer estoppel certificates ("Estoppel Certificate") from all direct tenants (specifically excluding any and all subtenants) in the Building, substantially in the form attached hereto as Exhibit H, provided that the same is in conformance with the requirements of the Leases, duly executed by such tenants and dated not earlier than forty-five (45) days prior to the Closing Date.  Buyer shall not have the right to disapprove an Estoppel Certificate unless it materially conflicts with the corresponding Lease or discloses a breach of the corresponding

Lease.  Buyer's failure to approve or disapprove the Estoppel Certificates (or any one of them) prior to the Closing Date shall be deemed to constitute Buyer's approval thereof.

4.3.2  Seller's Closing Conditions.  Seller's obligation to consummate the sale of the Property is conditioned upon the satisfaction or Seller's written waiver on or prior to the Closing Date of the following conditions (collectively, the "Seller's Closing Conditions"):

(a) Delivery of Purchase Price.  On the Closing Date, Buyer shall deliver into the Escrow Account (for payment to Seller), by wire transfer of immediately available funds, the balance of the Purchase Price remaining after (i) deduction for the Deposit and, (ii) adjustment for Buyer's share of the costs, expenses and prorations required to be borne by Buyer hereunder.

(b) Buyer's Delivery of Closing Documents.  Each of the documents required to be delivered by Buyer pursuant to Section 6.4.2 shall have been timely delivered as provided therein.

(c) Buyer's Representations.  All of Buyer's representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

(d) Buyer's Obligations.  Buyer shall have performed all of Buyer's material obligations under this Agreement.

4.4 Failure of Closing Conditions.  If any or all of the Buyer's Closing Conditions are not satisfied or waived by Buyer on or before the Closing Date, then Buyer shall notify Seller in writing of those Buyer's Closing Conditions which have not been satisfied or otherwise waived by Buyer (the "Buyer's Closing Conditions Failure Notice").  Seller shall have three (3) Business Days after Buyer has delivered to Seller the Buyer's Closing Conditions Failure Notice (and the originally scheduled Closing Date shall be extended by the number of Business Days necessary to give Seller such three (3) Business Day period) to notify Buyer in writing of Seller's election either to (a) take such actions as may be necessary to cure such failure of the Buyer's Closing Condition(s) to Buyer's reasonable satisfaction prior to the Closing Date (as same may be extended), or (b) advise Buyer that Seller will not cure such matters (the "Seller's Conditions Notice").  Such election shall be at Seller's sole option and discretion; it being understood Seller has no obligation to cure any Buyer's Closing Conditions which have not been satisfied or waived (other than those which constitute a material breach by Seller under this Agreement).  If Seller elects not to cure such failure of the Buyer's Closing Condition(s) (or fails to timely deliver Seller's Conditions Notice), then within two (2) Business Days after Buyer's receipt of the Seller's Conditions Notice or the expiration of the period during which Seller may deliver Seller's Conditions Notice (and the originally scheduled Closing Date shall be extended by the number of Business Days necessary to give Buyer such two (2) Business Day period), Buyer, at Buyer's sole option, may elect to do any of the following:  (i) if the Buyer's Closing Condition in question is any of those conditions specified in Section 4.3.1(b) or Section 4.3.1(c) or Section 4.3.1(d) and Seller is not in any material manner responsible for the deviation or failure of such Buyer's Closing Condition, then Buyer's sole remedy shall be to waive such Buyer's Closing Condition or Buyer may elect to terminate this Agreement by delivering written notice thereof to Seller within said two (2) Business Day period, in which event Seller shall promptly return the Deposit to Buyer and the parties shall have no further obligations under this Agreement except for Buyer's Surviving Obligations or (ii) if the Buyer's Closing Condition in question is the Buyer's Closing Condition specified in Section 4.3.1(a) above, or if the Buyer's Closing Condition in question is any of those Buyer's Closing Conditions specified in Section 4.3.1(b) or Section 4.3.1(c) or Section 4.3.1(d) and Seller is actually responsible for the deviation or failure of such Closing Condition, then Buyer may pursue the remedies available to Buyer pursuant to Section 5.2 below or Buyer may elect to waive Buyer’s Closing Condition(s) in question and proceed with the purchase of the Property.  If Seller elects to cure such failure of the Buyer's Closing Condition(s) as set forth in the Buyer's Closing Conditions Failure Notice, Seller shall promptly take any and all actions as may be necessary to cure same and the date of the Closing may be extended for a period of time reasonably acceptable to both Seller and Buyer to enable Seller to accomplish same, but no later than thirty (30) days beyond the originally scheduled Closing Date.  If any of the Seller's Closing Conditions are not satisfied or otherwise expressly waived in writing by Seller on or prior to the Closing Date, Seller may elect, in Seller's sole and absolute discretion, to terminate this Agreement; provided, however, nothing contained herein shall be deemed or construed to relieve Buyer of any liability or waive any of Seller's remedies if any Seller's Closing Condition is not satisfied due to a breach by Buyer under this Agreement.

4.5 Return of Due Diligence Materials.  If Buyer terminates this Agreement for failure of a Pre-Closing Condition or a Buyer's Closing Condition or for any other reason, then within ten (10) days of such termination by Buyer, Buyer shall deliver to Seller a copy of any materials, tests, audits, surveys, reports, studies and the results of any and all investigations and inspections conducted by Buyer which are requested by Seller (excluding any proprietary materials); provided, however, delivery of same shall be made without any warranty or representation as to the accuracy or thoroughness thereof or to the ability of Seller to rely thereon (collectively, the "Buyer's Documents") and Buyer shall also return to Seller any and all Seller's Documents given to Buyer by or on behalf of Seller.  The Buyer's Documents and the Seller's Documents are collectively referred to herein as the "Due Diligence Materials").  The foregoing covenants of Buyer shall survive any such termination of this Agreement.

4.6 Investigations, Obligations and Indemnity.

4.6.1 Inspection Obligations.  Buyer agrees that when entering the Real Property and conducting any investigations, inspections, tests and studies of the Real Property, Buyer and Buyer's agents, consultants, contractors and representatives shall be obligated to:  (a) comply with all terms of all applicable laws and regulations regarding entry on to the Real Property; (b) not unreasonably interfere with the operation, use and maintenance of the Property by Seller or any tenant or any of the construction work being performed on any adjacent property; (c) not damage any part of the Property or any adjacent property; (d) not injure or otherwise cause bodily harm to Seller or any other third party; (e) promptly pay when due the costs of all inspections, tests, investigations, studies and examinations done with regard to the Property; and (f) not permit any liens to attach to the Property or any adjacent property by reason of the inspections, tests, investigations, studies and examinations performed by Buyer and Buyer's agents, consultants, contractors and representatives and promptly remove or cause to be removed (by bonding or otherwise) any such liens which attach to the Property or any adjacent property.

4.6.2 Buyer's Indemnity.  Buyer shall keep the Property free from all liens and shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller, Seller's shareholder(s) and each of their members, officers, trustees, beneficiaries, employees, representatives, agents, lenders, related and affiliated entities, successors and assigns (collectively, the "Seller Parties") harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages, and expenses (including attorneys' and experts' fees and costs) relating to or arising in any manner whatsoever from any studies, evaluations, inspections, investigations or tests made by Buyer or Buyer's agents, consultants, contractors or representatives relating to or in connection with the Property or entries by Buyer or Buyer's agents, consultants, contractors or representatives in, on or about the Property (exclusive of the financial effects of the discovery of the presence of Hazardous Materials on the Property or the cost of any required remediation, except to the extent Buyer or Buyer's agents, consultants, contractors or representatives exacerbated such condition).  Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement and shall not merge into the Grant Deed and any other documents or instruments delivered at Closing.  In addition to the foregoing indemnity, if there is any damage to the Property caused by Buyer's and/or Buyer's agents', consultants', contractors' or representatives' entry in or on the Property, Buyer shall immediately restore the Property to the same condition existing prior to Buyer's and Buyer's agents', consultants', contractors' or representatives' entry in, on or about the Property.

5. Remedies/Liquidated Damages.

5.1 Buyer's Default.  IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF A MATERIAL DEFAULT OF BUYER, SELLER SHALL BE RELEASED FROM SELLER'S OBLIGATION TO SELL THE PROPERTY TO BUYER AND SELLER SHALL BE ENTITLED TO RETAIN ALL OF THE DEPOSIT AS LIQUIDATED DAMAGES.  BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER, AND AGREE THAT THE DEPOSIT, THE PAYMENT BY BUYER OF ALL ESCROW AND TITLE CANCELLATION CHARGES AND FEES, AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS IS A REASONABLE APPROXIMATION THEREOF.  ACCORDINGLY, IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT BY MATERIALLY DEFAULTING IN THE COMPLETION OF THE PURCHASE OF THE PROPERTY, THE DEPOSIT, THE PAYMENT BY BUYER OF ALL ESCROW AND TITLE CANCELLATION CHARGES AND FEES, AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF SELLER, AND SHALL BE PAID BY BUYER TO SELLER AS SELLER'S SOLE AND EXCLUSIVE REMEDY.  SELLER AGREES TO WAIVE ALL OTHER REMEDIES AGAINST BUYER WHICH SELLER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY BUYER; PROVIDED,

HOWEVER, THE FOREGOING SHALL NOT LIMIT (A) BUYER'S OBLIGATIONS TO PAY TO SELLER ALL ATTORNEYS' FEES AND COSTS OF SELLER TO ENFORCE THE PROVISIONS OF THIS SECTION 5.1 AND/OR BUYER'S SURVIVING OBLIGATIONS, OR (B) THE ABILITY AND RIGHT OF SELLER TO ENFORCE BUYER'S SURVIVING OBLIGATIONS.  THE PAYMENT OF THE DEPOSIT, THE PAYMENT BY BUYER OF ALL ESCROW AND TITLE CANCELLATION CHARGES AND FEES, AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

SELLER'S INITIALS:                                                BUYER'S INITIALS:

5.2 Seller's Default.  IF SELLER FAILS TO COMPLETE THE SALE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY MATERIAL DEFAULT OF SELLER, BUYER SHALL BE RELEASED FROM BUYER'S OBLIGATION TO PURCHASE THE PROPERTY FROM SELLER, AND BUYER MAY EITHER (A) PROCEED AGAINST SELLER BY BRINGING AN ACTION FOR SPECIFIC PERFORMANCE UNDER THIS AGREEMENT WITHOUT ANY RIGHT TO SEEK DAMAGES OF ANY KIND OR NATURE (WHICH ACTION FOR SPECIFIC PERFORMANCE SHALL BE BROUGHT (IF AT ALL) NO LATER THAN SIXTY (60) DAYS AFTER SUCH DEFAULT BY SELLER AND SHALL BE DILIGENTLY PROSECUTED BY BUYER TO COMPLETION), OR (B) TERMINATE THIS AGREEMENT IN WHICH EVENT SELLER SHALL REIMBURSE BUYER FOR BUYER'S ACTUAL, DOCUMENTED AND REASONABLE OUT-OF-POCKET DUE DILIGENCE COSTS AND EXPENSES NOT TO EXCEED TWENTY-FIVE THOUSAND DOLLARS ($25,000) AND THE DEPOSIT SHALL BE RETURNED TO BUYER.  UPON SUCH TERMINATION, BUYER SHALL PROMPTLY RETURN TO SELLER ANY SELLER'S DOCUMENTS DELIVERED BY OR ON BEHALF OF SELLER TO BUYER, AND THEREAFTER NEITHER PARTY SHALL HAVE ANY OBLIGATIONS OR LIABILITY UNDER THIS AGREEMENT OTHER THAN THE BUYER'S SURVIVING OBLIGATIONS.  BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY BUYER AS A RESULT OF SUCH MATERIAL DEFAULT BY SELLER, AND AGREE THAT THE REMEDY SET FORTH IN CLAUSE (B) ABOVE IS A REASONABLE APPROXIMATION THEREOF.  ACCORDINGLY, IN THE EVENT THAT SELLER BREACHES THIS AGREEMENT BY MATERIALLY DEFAULTING IN THE COMPLETION OF THE SALE, AND BUYER ELECTS NOT TO EXERCISE THE REMEDY SET FORTH IN CLAUSE (A) ABOVE BUT INSTEAD ELECTS THE REMEDY SET FORTH IN CLAUSE (B) ABOVE, SUCH SUMS IN CLAUSE (B) SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF BUYER WHICH IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER.

SELLER'S INITIALS:                                                BUYER'S INITIALS:

6. Closing and Escrow.

6.1 Escrow Instructions.  Upon execution of this Agreement by both Buyer and Seller, the parties hereto shall deposit a copy of a fully-executed counterpart of this Agreement with Escrow Holder and this Agreement shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated by this Agreement.  For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from both Seller and Buyer (the "Opening of Escrow").  Escrow Holder shall notify Buyer and Seller in writing of the date of the Opening of Escrow.  Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, the terms of this Agreement shall control.

6.2 Closing and Close of Escrow.

6.2.1 Closing.  As used in this Agreement, the "Closing" shall mean the consummation of the purchase and sale transaction contemplated by this Agreement, as evidenced by submission by the Title Company of the Grant Deed for recordation in the Official Records of Cass County, North Dakota (the "Official Records") and the disbursement of the proceeds of the Purchase Price by Escrow Holder to Seller.  Each party shall timely deposit with Escrow Holder the funds, documents and supplementary written escrow instructions required by this Agreement in order to consummate the Closing of the sale and transfer of the Property in accordance with this Agreement.

6.2.2 Closing Date.  Unless otherwise agreed to in writing by both Buyer and Seller, the Closing shall occur on or before the later of March 15, 2011 or fifteen (15) days after removal of all contingencies (the "Closing Date").  Time is of the essence with respect to such Closing Date, and such Closing Date may not be extended without the prior written approval of both Seller and Buyer, except as otherwise expressly provided in this Agreement.

6.3 Conveyance.  At Closing, Seller shall convey to Buyer fee simple title to the Real Property by means of a grant deed in substantially the form attached as Exhibit B hereto ("Grant Deed"), which Grant Deed shall reflect any Documentary Transfer Tax payable on the conveyance effectuated thereby shall be reflected on a separate document filed with the Office of the County Recorder.

6.4 Closing Documents.

6.4.1 Seller's Closing Documents.  At Closing, Seller shall deliver to Escrow Holder for delivery to Buyer, as applicable, upon the Closing, all of the following documents:  (a) the Grant Deed, executed and acknowledged by Seller; (b) two (2) counterparts of an assignment and assumption of the Contracts and other Intangible Property in substantially the form attached as Exhibit C hereto, executed by Seller (the "General Assignment"); (c) a bill of sale for the Personal Property, if any, in substantially the form attached as Exhibit D hereto, executed by Seller (the "Bill of Sale"); (d) a certificate of non-foreign status in accordance with the requirements of Internal Revenue Code Section 1445, as amended (the "FIRPTA Certificate"), in substantially the form attached as Exhibit E hereto, executed by Seller; (e) any specific state forms to be executed by Seller; (f) two (2) counterparts of the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit F, duly executed by Seller (the "Assignment of Leases"), (g) notices to the tenants with respect to the Leases, in substantially the form attached hereto as Exhibit I and made a part hereof, duly executed by Seller, (h) evidence of the existence, organization and authority of Seller and of the authority of the person executing documents on behalf of Seller reasonably satisfactory to the Title Company (i) evidence of termination of any management or leasing commission agreements; and (j) such other documents as may be reasonably required by Escrow Holder or the Title Company, including, without limitation, a so-called "gap" indemnity affidavit and Seller's affidavit as to mechanics' liens and parties in possession arising under contracts to which Seller is a party (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

6.4.2 Seller's Deliveries Outside of Escrow.  Within one (1) week after the Closing, Seller shall deliver to Buyer the following documents and materials outside of Escrow (which obligation shall survive the Closing and shall not be merged into the Grant Deed and the other documents and instruments to be delivered at Closing):  (a) originals or, if originals are not available, copies, of Contracts, if any, assigned to and assumed by Buyer; and (b) to the extent in Seller's possession, keys to all entrance doors at the Property, any copies of any warranties which pertain solely to the Improvements, and any operating manuals for the equipment and systems which are part of the Improvements.

6.4.3 Buyer's Closing Payments and Documents.  At Closing, in addition to Buyer's payment to Seller of the Purchase Price, Buyer shall deliver the following to Escrow Holder for delivery to Seller, as applicable, upon the Closing:  (a) two (2) counterparts of the General Assignment in substantially the form attached as Exhibit C hereto, executed by Buyer; (b) two (2) counterparts of the Assignment of Leases in substantially the form attached as Exhibit F hereto, executed by Buyer; (c) evidence of the existence, organization and authority of Buyer and of the authority of the person(s) executing documents on behalf of Buyer reasonably satisfactory to the Title Company; and (d) such other documents as may be reasonably required by Escrow Holder or the Title Company (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Buyer or result in any new or additional obligation, covenant, representation or warranty of Buyer under this Agreement beyond those expressly set forth in this Agreement).

6.5 Actions of Escrow Holder.  On the Closing Date, Escrow Holder shall promptly undertake and follow the procedures below with respect to Closing (all of which shall be considered as having taken place simultaneously, and no delivery or transaction below shall be considered as having been made until all deliveries and transactions have been accomplished):

6.5.1 Disbursement of Funds.  Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer as follows:

(a) Pay all closing costs which are to be paid through Escrow (including recording fees, brokerage commissions, Title Policy charges and Escrow fees) and any payments due in connection with the release or reconveyance of any Seller monetary liens as provided in Section 4.1.1 above, all in accordance with the Closing Statement.

(b) After (i) deducting in accordance with the Closing Statement all closing costs which are chargeable to the account of Seller, and (ii) either deducting or adding (as appropriate) in accordance with the Closing Statement the net amount of the prorations and adjustments made pursuant to this Agreement, disburse the balance of the Purchase Price (as adjusted pursuant to clause (i) and clause (ii) above) to Seller in accordance with separate wiring instructions to be delivered to Escrow Holder by Seller.

(c) Disburse any remaining funds to Buyer in accordance with separate wiring instructions to be delivered to Escrow Holder by Buyer.

6.5.2 Recordation.  Escrow Holder shall cause the Grant Deed (along with any other documents which the parties hereto may mutually direct to be recorded) to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

6.5.3 Delivery of Documents.  Escrow Holder shall:  (a) direct the Title Company to issue the Title Policy to Buyer; (b) deliver to Buyer and Seller conformed copies of the Grant Deed as recorded in the Official Records; (c) combine the two (2) original counterparts of each of the General Assignment and the Lease Assignment delivered into Escrow by Seller and Buyer into two (2) fully executed originals of each of the General Assignment and the Lease Assignment, and deliver to Seller one (1) fully executed original of each of the General Assignment and the Lease Assignment; and (d) deliver to Buyer executed originals of the Bill of Sale, the FIRPTA Certificate, any specific state forms and one (1) fully executed original of each of the General Assignment and the Lease Assignment.

6.6 Closing Costs.

6.6.1 Seller's Closing Costs.  Seller shall pay (a) the basic premium for a ALTA policy of title insurance with respect to the Title Policy, (b) all legal and professional fees and fees of other consultants incurred by Seller, (c) all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deed, (d) one-half (½) of all Escrow fees and Escrow costs related to the purchase and sale of the Property (but no Escrow fees and Escrow costs related to the Buyer Loan or any other Buyer financing, all of which shall be paid by Buyer), and (e) the payment to the Broker as provided in Section 6.7 below.

6.6.2 Buyer's Closing Costs.  Buyer shall pay (a) the cost of the Title Policy in excess of the basic premium for a ALTA policy of title insurance, (b) the cost of any endorsements to the Title Policy, (c) the cost of the Updated ALTA Surveys and any modification, update or recertification thereof, (d) the cost of any title insurance coverage required by Buyer's Lender or any other lender providing financing to Buyer, (e) all legal and professional fees and fees of other consultants incurred by Buyer, (f) any and all Escrow fees and costs and any other costs and expenses whatsoever related to the Buyer Loan and any other

Buyer financing, (g) one-half (½) of all Escrow fees and Escrow costs related to the purchase and sale of the Property, and (h) all fees, costs, charges, points, title insurance premiums, recording fees and other costs and expenses of the Buyer Loan and any other Buyer financing.

6.6.3 General Allocation.  Any other closing costs and expenses which are not addressed in Section 6.6.1 and Section 6.6.2 above shall be allocated between Buyer and Seller in accordance with the customary practice in Cass County, North Dakota.

6.7 Real Estate Commissions.  Seller shall be responsible for any commission, fee or other payment which may be due to Sperry Van Ness (“Broker”) upon the Closing in connection with the sale of the Property to Buyer contemplated by this Agreement.  Any commission to be paid to Broker shall be per a separate agreement between Broker and Seller.  Buyer and Seller represent and warrant that other than the Broker identified in this Section 6.7, neither has dealt with any other broker or finder in this transaction and that no other broker or finder shall be due any brokerage fee or commission.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with Broker, or any real estate broker or agent, occurring by, through, or under the indemnifying party.

6.8 Real Estate Reporting Person.  Escrow Holder is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and the Closing Statement or any other any settlement statement prepared by the Title Company shall so provide.  Upon the Closing, Buyer and Seller shall cause Escrow Holder to file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

6.9 Prorations.

6.9.1 General.  The following items set forth below in this Section 6.9 are to be adjusted and prorated between Seller and Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Adjustment Time") (such that Buyer shall be deemed to own the Property, and therefore entitled to any revenues and responsible for any expenses, for the entire day upon which the Closing occurs).  Such adjustments and prorations shall be calculated on the actual days of the applicable month in which the Closing occurs and all annual prorations shall be based upon a three hundred sixty-five (365)-day year.  The net amount resulting from the prorations and adjustments provided for in this Section 6.9 (along with the allocation of Closing costs in accordance with Section 6.6 above) shall be added to (if such net amount is in Seller's favor) or deducted from (if such net amount is in Buyer's favor) the funds to be delivered at Closing by Buyer in payment of the Purchase Price.  Any other closing prorations and adjustments which are customarily made in similar real property sales transactions and are not addressed in this Section 6.9 shall be made between Buyer and Seller in accordance with the customary practice in Cass County, North Dakota.  All provisions of this Section 6.9 shall survive the Closing and the recordation of the Grant Deed and shall not merge into the Grant Deed and the other documents and instruments delivered at Closing.

6.9.2 Rent, Tenant Charges and Arrearages.  At Closing, all rents actually paid and collected, and any other charges owing by tenants and which have been collected by Seller shall be prorated as of the Adjustment Time, and the prorated amount attributable to the period following the Closing shall either be paid to Buyer at the Closing or credited against the Purchase Price, at Seller's option.  Any CAM and other charges and expenses payable by tenants under the Leases (collectively, the "Tenant Charges") on an estimated basis shall be reconciled against actual charges and expenses as of and at the Closing, to the extent then possible, and Seller shall provide a proposed reconciliation for Buyer's approval.  Seller shall have a period of ninety (90) days following the actual Closing Date to provide Buyer with a final reconciliation of Tenant Charges.  If the final reconciliation shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer together with the delivery of the final reconciliation of the Tenant Charges.  If the final reconciliation shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after Buyer's receipt of the final reconciliation.  Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the final reconciliation thereof, the proration of such Tenant Charges pursuant to the final reconciliation being conclusively presumed to be accurate.  After the final reconciliation of the Tenant Charges is made by and between the parties, Buyer shall be solely liable and responsible to the tenant for such reconciliation of Tenant Charges under the Leases.  At the Closing Seller shall credit against the Purchase Price the amount equal to the aggregate of the security deposits paid by the tenants under the Leases and received by Seller in connection with the Leases, to the extent Seller has not already returned or applied any of such security deposits.  With respect to any security deposits which are other than cash, Seller shall deliver to Buyer at the Closing the original documentation related thereto with such transfer and assignment documentation as may be necessary (executed by all necessary third parties and with all fees paid by Seller), including without limitation, the original letter of credit, if applicable.  Buyer shall, in the ordinary course of its business (which shall not include declaring a default or bringing suit) continue to invoice tenants in an attempt to collect any delinquent or other rental and other expense arrearages attributable to the period prior to the Closing.  After deduction of Buyer's reasonable out-of-pocket costs to collect same, Buyer shall promptly account to Seller and shall immediately reimburse Seller for all rents, expense reimbursements and other charges received by Buyer after the Closing which apply to any period prior to the Closing to the extent Seller has not already been paid for or credited with such sums; provided, however, that amounts collected by Buyer shall first be applied against amounts outstanding and due and payable for the period after the Closing.  With respect to any rent arrears arising under the Leases, Seller is expressly prohibited from attempting to collect such pre-closing delinquent rental obligations directly from tenants, and without limitation of the foregoing, after the Closing, Seller shall not bring an action against any tenants under the Leases while such tenants are tenants of the Property which would seek to terminate the related leases, dispossess the related tenants or seek the involuntary bankruptcy of the related tenants.

6.9.3 Real Estate Taxes and Assessments.  For purposes of this Agreement, "Property Taxes" means real estate or ad valorem real property taxes, assessments (including any business improvement district charges and principal and interest installments due on any community facilities district or local improvement district liens) and personal property taxes with respect to the Property.  To the extent not paid directly by the tenants of the Property or reimbursed by tenants as part of the Tenant Charges, Property Taxes shall be prorated as of the Adjustment Time based upon the latest available tax bill.  Any Property Taxes which may be paid in installments shall be prorated based upon such installments and, notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to pre-pay or to bear (by credit or debit) the prepayment of any amount due for Property Taxes (including special amounts payable for other assessments) other than the installments due for the Current Tax Period.  Seller shall be responsible for (a) all Property Taxes assessed for any period prior to the Current Tax Period and (b) that portion of the Property Taxes assessed for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Adjustment Time, inclusive, whether or not the same shall be payable prior to the Adjustment Time.  Buyer shall be responsible for (i) all Property Taxes assessed for any period after the Current Tax Period, and (ii) that portion of the Property Taxes assessed for the Current Tax Period, determined on the basis of the number of days following the Adjustment Time through the last day of the Current Tax Period, inclusive.  The term "Current Tax Period" shall mean the fiscal period of the applicable taxing or charging authority during which the Closing occurs.  If the latest available tax bill is not the bill for the Current Tax Period, then Property Taxes shall be prorated based upon the latest tax information then available (including previous tax bills, current assessments and other information available from the taxing authorities) and Buyer and Seller shall re-prorate the Property Taxes following the Closing as soon as the tax bill for the Current Tax Period becomes available, but in all events no later than the Final Proration Adjustment as provided in Section 6.9.5 below.  Any increase in Property Taxes which is assessed following the Closing arising out of the sale of the Real Property to Buyer or a subsequent sale or change in ownership thereafter, and/or arising out of any construction or improvements to the Real Property performed following the Closing, shall be paid by Buyer when assessed.  Refunds of Property Taxes for the Current Tax Period, net of the costs of pursuing any tax contest or protest proceedings and collecting such refunds, shall be prorated in proportion to the respective shares of the Property Taxes for the Current Tax Period borne by Seller and Buyer hereunder.

6.9.4 Operating Expenses.  To the extent not paid directly by the tenants of the Property, all costs and expenses, other than Property Taxes, with respect to the operation and maintenance of the Property shall be prorated between Buyer and Seller as of the Adjustment Time, including all fees and charges for sewer, water, electricity, heat and air-conditioning service and other utilities; assessments payable under any covenants, conditions and restrictions encumbering the Property; charges under the Contracts assumed by Buyer; insurance premiums; rental taxes, personal property taxes, business occupational taxes and municipal taxes other than Property Taxes; and periodic fees payable under transferable licenses and permits for the operation of any of the Property.  Subject to Section 6.9.2, such costs and expenses shall be prorated as of the Adjustment Time such that Seller shall be responsible for all such costs and operating expenses attributable on an accrual basis to the period prior to the Adjustment Time and Buyer shall be responsible for all such costs and expenses attributable on an accrual basis to the period from and after the Adjustment Time.  If invoices or bills for any of such costs and expenses are unavailable on or before the Closing Date, such costs and expenses shall be estimated and prorated at Closing based upon the latest information available (including prior bills and operating history) and a final and conclusive readjustment of any cost and expense item shall be made upon receipt of the actual invoice or bill, but in all events no later than the Final Proration Adjustment as provided in Section 6.9.5 below.  Buyer shall take all commercially reasonable steps to effectuate the transfer to Buyer's name as of the date of Closing of all utilities which are in Seller's name, and where necessary, open a new account in Buyer's name and post deposits with the utility companies.  Buyer and Seller shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing.  If Buyer and Seller are unable to obtain such final meter readings as of the Closing Date from all applicable meters, utility expenses related to such meters shall be estimated at Closing based upon the operating history of the Property subject to the final adjustment in all events no later than the Final Proration Adjustment as provided in Section 6.9.5 below.  Seller shall be entitled to recover any and all deposits held by any utility companies for utilities in any Seller's name as of the date of Closing, and if any such deposits are not returned to Seller on or before the Closing Date, such deposits shall be assigned to Buyer and the amounts thereof shall be credited to Seller's account and increase the amount of funds payable by Buyer at Closing.

6.9.5 Closing Statement; Final Proration Adjustment.  At least one (1) full Business Day prior to the Closing Date, Seller shall deliver to Buyer a proration schedule identifying all adjustments for items to be prorated pursuant to this Section 6.9, with reasonable back-up, and Seller and Buyer shall agree upon the allocation of costs and expenses to be made in accordance with Section 6.6 above and the prorations to be made in accordance with this Section 6.9 and submit to Escrow Holder a signed statement (or sign a statement prepared by Escrow Holder) (the "Closing Statement").  The Closing Statement shall be utilized for purposes of making the adjustments to the Purchase Price upon the Closing for closing costs and prorations.  As soon as practicable following the Closing (but in no event later than ninety (90) days after the Closing), Seller and Buyer shall reprorate the income and expenses set forth in this Section 6.9 based upon actual bills or invoices received after the Closing (if original prorations were based upon estimates) and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Section 6.9 (the "Final Proration Adjustment").  Any reprorated items shall be promptly paid to the party entitled thereto.  Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, but only so long as the party seeking to correct such error or omission has notified the other party of such error or omission no later than the Final Proration Adjustment.  The proration of income and expense at the Final Proration Adjustment shall be final and conclusive; there shall be no further proration or adjustment following the Final Proration Adjustment.

7. Interim Operation and Leasing of the Property; Leasing Costs.

7.1 Operation.  From and after the Opening of Escrow and continuing to the Closing Date, Seller shall operate, maintain and, subject to Section 8 below, repair the Property in the ordinary course and consistent with such Seller's past practices and shall keep the Property insured against fire, vandalism and other loss, damage and destruction with the same coverage, policy limits and deductible amounts as are currently maintained by Seller.  Notwithstanding the foregoing, Seller's maintenance obligations under this Section 7 shall not include any obligation to make capital expenditures or any other expenditures not incurred in Seller's normal course of business unless required for the day to day operation of the Real Property.

7.2 Leasing.  Without limiting the foregoing, but subject to the provisions of this Section 7.2, from the Agreement Date through the Due Diligence Deadline Seller shall, in the ordinary course, negotiate with prospective tenants and enter into new leases (on terms that Seller believes, in its commercially reasonable business judgment, to be market terms), enforce the terms of the Leases in all material respects and perform in all material respects all of landlord's obligations under the Leases.  Seller will promptly notify Buyer of any new leases entered into by, or proposals to enter into new leases made by, Seller at least two (2) Business Days prior to the Due Diligence Deadline and provide Buyer with a summary of the terms of each such new lease or proposal.  After the Due Diligence Deadline, and at least three (3) Business Days prior to becoming legally bound with respect to any new lease or other agreement or modification of the existing Leases or other agreement, Seller shall consult with and seek the consent of Buyer, and shall provide reasonable detail to Buyer including, at Buyer's request, copies of the relevant documentation, with respect thereto.  Any consent to be given by Buyer pursuant to this Section 7.2 shall be granted or withheld in Buyer's sole and absolute discretion, and shall be deemed granted if Buyer does not respond in writing to Seller's request for said consent within three (3) Business Days after receipt thereof.  Prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under the Leases, by summary proceedings or otherwise, but after the expiration of the Due Diligence Deadline, Seller shall not apply all or any portion of any security deposit then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by any tenants under the Leases.  With respect to any application by Seller, prior to the expiration of the Due Diligence Deadline, of any tenant security deposit held by Seller, Seller will deliver, in connection with any such application, written notice to the applicable tenant(s) under the Leases indicating that its security deposit has been or is being so applied.  Seller shall provide Buyer with written notice within three (3) Business Days after any action taken by Seller pursuant to the foregoing provisions.

7.3 Contracts.  Except for leases, service contracts and agreements entered into in accordance with the preceding provisions of this Section 7, from and after the Opening of Escrow Seller shall not enter into, execute or knowingly permit any contract, lien or encumbrance on the Property without Buyer's prior written consent; provided, such consent shall not be unreasonably withheld, conditioned or delayed with respect to any utility or similar easement necessary for the operation of the Property.  Buyer's consent shall be deemed granted if Buyer does not respond in writing to Seller's request for said consent within three (3) Business Days thereafter.  From and after the Opening of Escrow, Seller shall not dispose of any of the Property except for dispositions and replacement of personal property in the ordinary course of business.

7.4 Leasing Costs.  If the Closing occurs, Buyer shall be responsible and shall pay for the costs of tenant improvement work or allowances, third-party leasing commissions and other leasing costs (collectively, the "Leasing Costs") relating to or arising from (i) those leases or modifications of leases entered into on or after the Agreement Date, (ii) the exercise by a tenant of a renewal, expansion or extension option contained in its Lease, which renewal or extension period commences, or which expansion space such tenant first has the right to occupy, on or after the Agreement Date (notwithstanding that such tenant may have exercised such option prior to the Agreement Date) and (iii) any items set forth on Exhibit J, and any amounts paid by Seller in respect of such Leasing Costs shall be reimbursed by Buyer at the Closing.  Seller shall be responsible for, and pay on or before the Closing Date (or provide Buyer a credit thereof) all Leasing Costs attributable to the current term of any Lease for tenants in occupancy as of the Agreement Date.  The provisions of this Section 7 shall survive the Closing.

8. Casualty and Condemnation.

8.1 Immaterial Casualty or Condemnation.  In the event there is any damage to the Real Property or destruction of any Improvement thereon or condemnation of any portion of the Property after the Agreement Date, then except as provided in Section 8.2 below, Buyer shall be required to purchase the Property with a credit against the Purchase Price otherwise due hereunder equal to the amount of any insurance proceeds or condemnation awards actually collected by Seller prior to the Closing as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or retention, less any sums expended by Seller prior to the Closing for the restoration or repair of the Property and/or in collecting such insurance proceeds or condemnation awards.  Seller agrees that Seller will maintain Seller's present casualty insurance policy with respect to the Property in full force and effect until the Closing.  If the insurance proceeds or condemnation awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums Seller expended prior to the Closing for the restoration or repair of the Property and/or in collecting such insurance proceeds or condemnation awards.

8.2 Material Casualty or Condemnation.  Notwithstanding the foregoing provisions of Section 8.1 above, if the Property or any portion thereof is damaged or destroyed by a casualty or is condemned and (i) gives rise to a right of termination or rent abatement under any Lease, or (ii) to the extent that the cost of repair or restoration to substantially the same condition existing prior to such casualty (or, in the case of a condemnation, the value of the Property or portion thereof so condemned) would exceed an amount equal to One Hundred Thousand No/100ths Dollars ($100,000.00), then Seller shall give Buyer prompt notice thereof and the Buyer may, at Buyer's option to be exercised by delivery of written notice to Seller within five (5) Business Days of Seller's notice to the Buyer of the occurrence of such casualty or condemnation, elect not to purchase the Property under this Agreement.  If Buyer so duly elects not to purchase the Property, this Agreement shall terminate, the Deposit (to the extent then made) shall be returned to Buyer (less one-half (1/2) of any escrow and title cancellation fees and charges, which Buyer hereby agrees to pay), and neither Buyer nor Seller shall have any further rights or obligations under this Agreement except for Buyer's Surviving Obligations.  Any dispute as to the costs of such repair or restoration or value of a condemned portion of the Property shall be referred, within five (5) Business Days after written notice to a party by the other party, to a licensed architect jointly selected by Buyer and Seller for resolution.  The determination of such architect, which shall be made within a period of ten (10) days after such submittal by the parties, shall be final, conclusive and binding on the parties.  If the parties shall fail to agree upon the identity of such architect within three (3) Business Days after either party has notified the other of such party's choice of architect, then either party may at any time thereafter apply to a court of competent jurisdiction to appoint immediately such architect.  The fees and expenses of such architect shall be paid equally by Buyer and Seller, and the parties shall cooperate with such architect by providing such information as such architect may reasonably require to resolve the dispute.  If Buyer does not timely elect, in writing, not to purchase the Property as provided in this Section 8, Buyer shall be conclusively deemed to have waived any right to terminate this Agreement by reason of any such casualty or condemnation and Buyer shall proceed with the purchase of the Property and at Closing Buyer shall be entitled to a credit against the Purchase Price in an amount equal to the amount of any insurance proceeds or condemnation awards actually collected by Seller prior to the Closing as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or any uninsured amount or retention, less any sums expended by Seller prior to the Closing for the restoration or repair of the Property and/or in collecting such insurance proceeds or condemnation awards.  If the insurance proceeds or condemnation awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, except to the extent needed to reimburse Seller for sums Seller expended prior to the Closing for the restoration or repair of the Property.

9. Representations and Warranties.

9.1 Representations and Warranties of Seller.  Seller represents and warrants to Buyer that the following matters are true and correct as of the Opening of Escrow and, subject to Section 9.2 below, will also be true and correct as of the Closing.

9.1.1 Legal Power.  Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

9.1.2 Duly Authorized.  This Agreement is, and all the documents executed by Seller which are to be delivered by Seller to Buyer at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller (except as limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

9.1.3 Requisite Action.  All requisite action (corporate, trust, partnership, limited liability company or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein to be executed by Seller, and the consummation of the transaction contemplated hereby.  No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement.

9.1.4 Individual(s) Authority.  The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller has the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

9.1.5 Foreign Person Affidavit.  Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code.

9.1.6 ERISA Matters.  Seller is acting on Seller's own behalf and Seller is neither (a) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is subject to Title 1 of ERISA, nor (b) a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, which is subject to Section 4975 of the Internal Revenue Code of 1986 (any such plan which meets all of the criteria in clause (a) or clause (b) above is hereinafter referred to collectively as a "Plan").  Seller's assets do not constitute "plan assets" of one or more of such Plans within the meaning of Department of Labor Regulation Section 2510.3-101 and Seller will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets" within the meaning of Department of Labor Regulation 2510.3-101.

9.1.7 Bankruptcy Matters.  Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of substantially all of Seller's assets, suffered the attachment or other judicial seizure of substantially all of Seller's assets, admitted Seller's inability to pay Seller's debts as they come due, or made an offer of settlement, extension or composition to Seller's creditors generally.

9.1.8 Contracts.  Seller warrants that there are no service, supply, maintenance, repair, construction, leasing or management contracts entered into by Seller relating to the Property other than those Contracts listed on Exhibit G hereto.

9.1.9 Leases.  To Seller’s knowledge, Seller warrants that there are no Leases other than those Leases (as amended) listed on Exhibit L thereto.

9.1.10 Pending Actions.  To Seller’s knowledge, except as set forth in the Title Documents, Seller has not received written notice of any pending action (including any condemnation action), suit or proceeding before any court or other governmental agency naming Seller as a party that arises out of Seller's ownership of the Property (other than a pending proceeding, if any, to contest a Property Taxes assessment of the Property and personal injury litigation covered by insurance policies, subject to customary deductibles).

9.1.11 Seller's Documents. To Seller’s knowledge, the Seller's Documents delivered to Buyer or made available to Buyer pursuant to Section 4.1.3 above are true, correct and complete copies thereof in Seller's possession.  Notwithstanding anything contained herein to the contrary, Seller is not making any express or implied representation as to the accuracy or thoroughness of the contents of any of said Seller's Documents or of the ability of Buyer to rely on any of said Seller's Documents.  This representation shall not be deemed breached by virtue of any new agreements entered into after the Agreement Date in accordance with the provisions of Section 7 hereof.

9.1.12 OFAC.  Neither Seller nor any of its affiliates, nor any of their respective partners, or to Seller's knowledge, any of their members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

9.2 Qualification of Seller's Representations and Warranties.  Prior to the Closing, Seller shall have the right to qualify the representations and warranties made by Seller in Section 9.1 above in writing with any information Seller first receives concerning such representations and warranties after the Agreement Date.  In no event shall Seller be liable to Buyer for, or be deemed to be in default pursuant to this Agreement by reason of any inaccuracy of a representation or warranty which results from any change that occurs between the Agreement Date and the Closing and is expressly permitted under the terms of this Agreement or any change which is beyond the control of Seller to prevent, so long as Seller notifies Buyer in writing of such change promptly following Seller obtaining knowledge thereof.  If Seller notifies Buyer in writing prior to the Closing of any qualification to Seller's representations and warranties in Section 9.1 above which has a material adverse effect on the Property, then within five (5) Business Days after Buyer's receipt of such notice from Seller, Buyer may elect to terminate this Agreement by notice in writing to Seller.  Buyer must unconditionally elect, by a writing received by Seller within such five (5) Business Day period (and the Closing Date shall be adjourned, if necessary, for the period of time necessary for Buyer’s five (5) Business Day election period), to either (a) terminate this Agreement and the Escrow, in which event the Deposit shall be returned to Buyer (less one-half (1/2) of any escrow and title cancellation fees and charges, which Buyer hereby agrees to pay) and Seller and Buyer shall have no further obligations and liabilities under this Agreement (except for the Buyer's Surviving Obligations, which shall survive any such termination), or (b) proceed with the transaction contemplated by this Agreement, in which event the representations and warranties made by Seller in Section 9.1 above shall be qualified upon the Closing as provided in the written notice to Buyer.  In the event that Seller does not receive such written notification from Buyer within such five (5) Business Day period unconditionally stating which election Buyer has decided to make, then Buyer shall be deemed to have elected to proceed with the transaction contemplated by this Agreement, with the representations and warranties in Section 9.1 above modified or qualified as provided in the written notice to Buyer.  Buyer shall have no right to terminate this Agreement or any recourse against Seller for any qualification to Seller's representations and warranties which does not have a material adverse effect on the Property.

9.3 Definition of Seller's Knowledge.  For purposes of this Agreement, (a) whenever the phrase "to Seller's knowledge", "to the knowledge of Seller" or other references to the knowledge of Seller are used or made, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of Raymond D. Fisher without any investigation or inquiry whatsoever by such individual.  Buyer acknowledges that the foregoing individual is named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Buyer.  Buyer covenants that Buyer will bring no action of any kind against either of such individual or any officer, director, member, partner, shareholder, agent, representative, or advisor of Seller arising out of any of the representations, warranties and covenants made by Seller in this Agreement.

9.4 Survival Period.  The representations and warranties of Seller set forth in Section 9.1 above shall survive for six (6) months following the Closing (the "Expiration Date") and shall automatically expire upon the Expiration Date unless Buyer commences suit against Seller with respect to any alleged breach prior to the Expiration Date (and, in the event any such suit is timely commenced by Buyer against Seller, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned).  If suit is not timely commenced by Buyer prior to the Expiration Date, then Seller's representations and warranties shall thereafter be void and of no force or effect.

9.5 Representations and Warranties of Buyer.  Buyer represents and warrants to Seller that the following matters are true and correct as of the Opening of Escrow and will also be true and correct as of the Closing:

9.5.1 Legal Power.  Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

9.5.2 Duly Authorized.  This Agreement is, and all the documents executed by Buyer which are to be delivered by Buyer to Seller at the Closing will be, duly authorized, executed, and delivered by Buyer, and is and will be legal, valid, and binding obligations of Buyer (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

9.5.3 Requisite Action.  All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein to be executed by Buyer and by the Closing Date all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby.  No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Buyer to consummate the transaction contemplated by this Agreement.

9.5.4 Individuals Authority.  The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer has the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

9.5.5 ERISA Representations.  Buyer is acting on Buyer's own behalf and Buyer is neither (a) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to Title 1 of ERISA, nor (b) a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, which is subject to Section 4975 of the Internal Revenue Code of 1986.  Buyer's assets do not constitute "plan assets" of one or more of such Plans (as defined in Section 9.1.6 above) within the meaning of Department of Labor Regulation Section 2510.3-101 and Buyer will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets" within the meaning of Department of Labor Regulation 2510.3-101.

9.5.6 OFAC.  Neither Buyer nor any of its affiliates, nor any of their respective partners, or to Buyer's knowledge, any of their members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

10. AS-IS Condition of Property.  Buyer specifically acknowledges, represents and warrants that prior to Closing, Buyer and Buyer's agents, consultants, contractors and representatives will have thoroughly inspected the Property and observed the physical characteristics and condition of the Property.  Notwithstanding anything to the contrary contained in this Agreement, Buyer further acknowledges and agrees that Buyer is purchasing the Property subject to all applicable laws, rules, regulations, codes, ordinances and orders.  Buyer further acknowledges and agrees that except for any representations and warranties (if any) expressly made by Seller in Section 9.1 of this Agreement or any closing document neither Seller nor any Seller Party made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size (including rentable or useable square footage) of the Real Property and/or the Improvements (including any discrepancies in the actual rentable square footage of the Improvements), the present use of the Property or the suitability of Buyer's intended use of the Property.  Buyer hereby acknowledges, agrees and represents that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof.  Except as otherwise expressly provided in Section 9.1.11 above of this Agreement, any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from or on behalf of Seller.  Buyer hereby represents and warrants to Seller that Buyer has (or by the Closing Date, shall have) performed an independent inspection and investigation of the Property and has also investigated and has knowledge of operative or proposed governmental laws and regulations including land use laws and regulations to which the Property may be subject.  Buyer further represents that, except for any representations (if any) expressly made by Seller in Section 9.1 of this Agreement or in any closing document, Buyer shall acquire the Property solely upon the basis of Buyer's independent inspection and investigation of the Property, including:  (a) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone; (b) the dimensions or lot size of the Real Property or the square footage of the Improvements thereon or of any tenant space therein; (c) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose; (d) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property; (e) the compliance of the Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including the Americans With Disabilities Act); (f) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of the Real Property; (g) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property; (h) the quality of any labor and materials used in any Improvements; (i) the condition of title to the Real Property; (j) Contracts or any other agreements affecting the Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Real Property; (k) Seller's ownership of the Property or any portion thereof; or (l) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of the Real Property.  Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller or any Seller Party, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer, except as may be expressly provided in Section 9.1 of this Agreement or in any closing document.  Buyer further acknowledges and agrees that Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to Seller or any other Seller Party.

SELLER'S INITIALS:                                                BUYER'S INITIALS:

11. Limited Liability.  Buyer on Buyer's own behalf and on behalf of Buyer's agents, members, partners, shareholders, employees, representatives, related and affiliated entities, successors and assigns (collectively, the "Buyer Parties") hereby agrees that in no event or circumstance shall any of the shareholder(s) of Seller or any of their members, managers, partners, employees, representatives, officers, directors or agents, or any of their affiliated or related entities, have any personal liability under this Agreement, or to any of Buyer's lenders or other creditors, or to any other party in connection with the Property.  Notwithstanding anything to the contrary contained in this Agreement, if the Closing is consummated, neither Buyer nor Seller shall have any liability to the other following the Closing with respect to any breaches of representations, warranties or covenants under this Agreement (other than the covenants and obligations contained in Section 6.6 and Section 6.9 hereof) unless and until the aggregate amount of the actual general and compensatory damages suffered by Buyer or Seller, as the case may be, by reason of any such breach of representations, warranties or covenants by the other exceeds the sum of Ten Thousand Dollars ($10,000); but then in such event, the damages that the non-defaulting party may collect shall begin with and include the first dollar of such loss.  Seller's total liability with respect to a breach of any of Seller's representations, warranties or other obligations contained in this Agreement or in any document or instrument executed and delivered by Seller at the Closing (including any indemnity obligations of Seller in this Agreement or in any such document or instrument) is unlimited in the aggregate.  The provisions of this Section 11 shall survive the Closing and the recordation of the Grant Deed, and shall not be deemed merged into the Grant Deed or other documents or instruments delivered at the Closing.

12. Release.  Buyer on Buyer's own behalf and on behalf of each of the Buyer Parties hereby agrees that each of Seller, Seller's shareholder(s), and their partners, members, managers, trustees, beneficiaries, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the "Released Parties") shall be, and are hereby, fully and forever released from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys' fees, consultants' fees and costs and experts' fees,  whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims") that may arise on account of or in any way be connected with the Property including the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including any Claim or matter (regardless of when it first appeared) relating to or arising from (a) the presence of any environmental problems, or the use, presence, storage, release, discharge or migration of Hazardous Materials on, in, under or around the Property, regardless of when such Hazardous Materials were first introduced in, on or about the Property, (b) any patent or latent defects or deficiencies with respect to the Property, (c) any and all matters related to the Property or any portion thereof, including the condition and/or operation of the Property and each part thereof, and (d) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property, regardless of when such asbestos or asbestos containing materials were first introduced in, on or about the Property.  Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including any private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Released Parties in connection with Claims described above.  Buyer elects to and does assume all risk for such Claims against the Released Parties which may be brought by Buyer or Buyer Parties heretofore and hereafter arising, whether now known or unknown by Buyer.  In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to Buyer may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release Seller from any such unknown Claims which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder.  Without limiting the foregoing, if Buyer has knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto.  Notwithstanding anything to the contrary herein, Seller shall not have any liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or the Buyer Parties prior to the Closing Date.

Without limiting the generality of the foregoing, Buyer hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Buyer may now or hereafter have against the Released Parties, whether known or unknown, under any Environmental Law(s), or common law, in equity or otherwise, with respect to (1) any past, present or future presence or existence of Hazardous Materials on, under or about the Property (including in the groundwater underlying the Property) or (2) any past, present or future violations of any Environmental Laws.  For the purposes of this Agreement, the term "Environmental Laws" means any and all federal, state and local statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities, as may presently exist or as may be amended or supplemented, or hereafter enacted or promulgated, relating to the presence, release, generation, use, handling, treatment, storage, transportation or disposal of Hazardous Materials, or the protection of the environment or human, plant or animal health, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. § 9601 et seq.), the

Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), and the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.).  As used herein, the term "Hazardous Material(s)" includes any hazardous or toxic material, substance, irritant, chemical or waste, which is (A) defined, classified, designated, listed or otherwise considered under any Environmental Law as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substance," or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, (C) asbestos and asbestos containing materials, (D) an oil, petroleum, petroleum based product or petroleum additive, derived substance or breakdown product, (E) urea formaldehyde foam insulation, (F) polychlorinated biphenyls (PCBs), (G) freon and other chlorofluorocarbons, (H) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (I) lead-based paint and (J) mold, rot, fungi and bacterial matter.

Notwithstanding anything in this Section 12 to the contrary, the releases contained in this Section 12 are not intended to and do not include (I) any claims arising from a breach of Seller’s express representations or warranties in Section 9.1 above (subject to the limitations, disclaimers and other provisions of this Agreement), or (II) any obligation or other covenant of Seller under this Agreement which by its express terms survives the Closing.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 12.  Seller and Buyer have each initialed this Section 12 to further indicate their awareness and acceptance of each and every provision hereof.  The provisions of this Section 12 shall survive the Closing and shall not be deemed merged into the Grant Deed or any other document or instrument delivered at the Closing.

SELLER'S INITIALS:                                                BUYER'S INITIALS:

13. Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission or other electronic signature (it being agreed that facsimile transmission or other electronic signature shall have the same force and effect as an original signature).  Such notices shall be sent to the parties at the following addresses, or such other address as may otherwise be indicated by any such party in writing.

If to Seller:	Dakota Bank Building Limited Partnership
Attn: Raymond D. Fisher
316 Oak Street
Glen Ellyn, IL  60137
Phone:  (630) 469-0881
Fax:  (630) 469-0301

With a copy to:                                Howard Gilbert
3315 Algonquin Road
Suite 202
Rolling Meadows Illinois 60008
Phone: (847) 253-6200
Fax: (847) 589-1661

With a copy to:	Mindy Wolin Sherman, Esq.
Perkins Coie LLP
131 S. Dearborn, Suite 1700
Chicago, IL  60603
Fax:  (312) 324-9614

If to Buyer:	NetREIT Inc.,

1282 Pacific Oaks Place

Escondido CA 92029

Attention: Asset manager

Phone number: (760) 471-8536

Facsimile: (760) 471-0399
Email: gkatz@ netreit.com

with a copy to:	NetREIT Inc.,

1282 Pacific Oaks Place

Escondido CA 92029

Attention: General Counsel

Phone number: (760) 471-8536

Facsimile: (760) 471-0399
Email: krichman@netreit.com

If to Escrow Holder                              Chicago Title Company
701 “B” Street, Suite 760
San Diego, CA 92101
Attention:  Janine Hudson
Escrow No. 930018653-U60
Phone number:  (619) 230-6366
Facsimile:  (866) 589-1942

If to Title Company                              Fidelity National Title Group
222 South Ninth Street, Suite 3060
Minneapolis, MN 55402
Attention:  Nicole Shubert

Order No. 81003167
Phone number:  (612) 573-7272
Facsimile:  (612) 337-0331
Email: nicole.shubert@ctt.com

Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next Business Day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile, or when receipt is refused.

14. Entire Agreement; Participation in Drafting.  This Agreement constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement.  The parties acknowledge that each party and/or such party's counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.  If Buyer and/or Seller are comprised of more than one party, then each such party shall be jointly and severally liable for the obligations of Buyer or Seller, as applicable, hereunder.

15. Agreement Binding on Parties.

15.1 Successors and Assigns.  Subject to Section 15.2 and Section 15.3 below, this Agreement, and the terms, covenants, and conditions contained herein, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto.

15.2 Assignment by Buyer.  Buyer may assign Buyer's rights under this Agreement without Seller's consent only so long as all of the following conditions are satisfied:  (a) the assignee of Buyer must be an entity which is directly or indirectly owned and controlled by the same entity which directly or indirectly owns and controls Buyer; (b) the Deposit must have been delivered to Escrow Holder and disbursed to Seller; (c) the Due Diligence Deadline shall have occurred and Buyer shall have delivered an Approval Notice to proceed with the acquisition of the Property; (d) Buyer shall remain primarily liable for the performance of Buyer's obligations under this Agreement; (e) the assignee must expressly assume in writing all of Buyer's obligations under this Agreement, and Buyer shall deliver to Seller a copy of the fully executed written assignment and assumption agreement between Buyer and such assignee at or before the Closing; and (f) the Assignee must expressly reaffirm in writing for Seller's benefit the disclaimer, "as is", limited liability and release and other provisions in Section 10, Section 11 and Section 12 of this Agreement.  Any assignment of Buyer's rights under this Agreement without the prior written consent of Seller which does not satisfy the requirements in the foregoing clauses (a) through (f) of this Section 15.2 shall be void.

15.3 Assignment by Seller.  Seller may assign Seller's rights under this Agreement without Buyer's consent only so long as all of the following conditions are satisfied:

 (a) the assignee of Seller must be an entity which is directly owned and controlled by Seller; (b) Seller shall remain primarily liable for the performance of Seller's obligations under this Agreement; and (c) the assignee must expressly assume in writing all of Seller's obligations under this Agreement and Seller shall deliver to Buyer a copy of the fully executed written assignment and assumption agreement between Seller and such assignee at or before the Closing.  Any assignment of Seller's rights under this Agreement without the prior written consent of Buyer which does not satisfy the requirements in the foregoing clauses (a) through (c) of this Section 15.3 shall be void.

16. Severability.  If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

17. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Dakota.

18. Modifications.  Any and all exhibits attached hereto shall be deemed a part hereof.  This Agreement, including exhibits, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property.  There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may expressly be set forth herein.  Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto.  The terms and conditions of such future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

19. Confidentiality.  Buyer agrees that, (a) except as otherwise provided or required by valid law, (b) except to the extent Buyer considers such documents or information reasonably necessary to prosecute and/or defend any claim made with respect to the Property or this Agreement, and (c) except to the extent reasonably necessary to deliver such documents or information to Buyer's lenders, employees, investors, officers, directors, members, partners, paralegals, attorneys and/or consultants in connection with Buyer's evaluation of this transaction, (i) Buyer and all Buyer Parties shall use commercially reasonable efforts to keep the contents of any materials, reports, documents, data, test results, and other information related to the transaction contemplated hereby, including the Due Diligence Materials and all information regarding Buyer's acquisition of the Property strictly confidential, (ii) Buyer and all Buyer Parties shall keep and maintain the contents of this Agreement, including the amount of consideration being paid by Buyer for the Property, strictly confidential, and (iii) Buyer and all Buyer Parties shall refrain from generating or participating in any publicity or press release regarding this transaction without the prior written consent of Seller.  Seller agrees that, (a) except as otherwise provided or required by valid law, (b) except to the extent Seller considers such information reasonably necessary to prosecute and/or defend any claim made with respect to the Property or this Agreement, and (c) except to the extent reasonably necessary to deliver such information to Seller's employees, paralegals, attorneys and/or consultants in connection with this transaction, Seller and Seller's shareholders, employees and affiliated entities shall (i) use commercially reasonable efforts to keep and maintain the contents of this

Agreement, including the amount of consideration being paid by Buyer for the Property, strictly confidential, and (ii) refrain from generating or participating in any publicity or press release regarding this transaction without the prior written consent of Buyer.  The provisions of this Section 19 shall survive any termination of this Agreement but shall not survive the Closing except for Buyer's covenants in clauses (ii) and (iii) hereof, which covenants shall survive the Closing and shall not be deemed merged into the Grant Deed or any other document or instrument delivered at Closing.

20. Dispute Costs.  In the event any dispute between the parties with respect to this Agreement results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof.  Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.  The provisions of this Section 20 shall survive any termination of this Agreement or the Closing and shall not be deemed merged into the Grant Deed or any other document or instrument delivered at Closing.

21. Time of the Essence; Business Days.  Time is of the essence in the performance of each of the parties' respective obligations contained in this Agreement.  Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates.  References to "days" shall refer to calendar days except if such references are to "Business Days" which shall refer to days which are not a Saturday, Sunday or a legal holiday under the laws of the State of California.  Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business day.  The time in which any act provided under this Agreement is to be done, shall be computed by excluding the first day and including the last day, unless the last day is a Saturday, Sunday or legal holiday under the laws of the State of California, and then it is also so excluded.

22. Required Actions of Buyer and Seller.  Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required by Title Company in order to consummate the purchase and sale herein contemplated.

23. No Recordation.  Neither this Agreement nor a memorandum thereof may be recorded.

24. Drafts not an Offer to Enter into a Legally Binding Contract.  The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property.  The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when Seller and Buyer have fully executed and delivered (or caused the delivery) to each other a counterpart of this Agreement with all exhibits attached hereto.

25. Multiple Counterparts.  This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes).  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon so long as such signature page is attached to any other counterpart of this Agreement identical thereto except having additional signature pages executed by the other parties to this Agreement attached thereto.

26. Electronic Signatures.  Seller and Buyer each (a) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures in order to expedite the transaction contemplated by this Agreement, (b) intends to be bound by its respective telecopy or other electronic signature, (c) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Agreement and the documents affecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy or electronic transmission only.

27. Limitations on Benefits.  It is the explicit intention of Buyer and Seller that, except for the Released Parties referred to above in this Agreement, no person or entity other than Buyer and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Buyer and Seller or their respective successors and assigns as permitted hereunder.  Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including the Broker or Buyer's Lender) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Buyer and Seller expressly reject any such intent, construction or interpretation of this Agreement.

28. Interpretation.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:  (a) all exhibits attached hereto are incorporated herein by reference; (b) the section and subsection headings contained in this Agreement are for convenience only and in no way enlarge or limit the scope or meaning of the various sections or subsections hereof; (c) all dollar amounts are expressed in United States currency; (d) all defined terms in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (e) references herein to "Sections," subsections, paragraphs and other subdivisions without reference to a document are to designated Sections, subsections, paragraphs and other subdivisions of this Agreement; (f) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (g) the words "hereof," "herein," "thereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (h) the word "including" or "includes" means "including, but not limited to" or "includes without limitation"; (i) the words "approval," "consent" and "notice" shall be deemed to be preceded by the word "written"; (j) any reference to this Agreement or any Exhibits hereto and any other instruments, documents and agreements shall include this Agreement, Exhibits and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended; and (k) unless otherwise specifically provided, all references in this Agreement to a number of days shall mean calendar days rather than Business Days.

29. Exhibits.  Exhibit A through Exhibit L are incorporated herein by reference.

30. No Partnership/Fiduciary Relationship.  The parties acknowledge and agree that the relationship created by this Agreement between Seller, on the one hand, and Buyer, on the other hand, is one of contract only, and that no partnership, joint venture or other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby between Seller and Buyer.

31. Tax-Free Exchange.  The parties hereby acknowledge that either party hereto may desire to consummate this transaction as a tax deferred exchange or a reverse tax deferred exchange (the "Exchange") for other real property and improvements of like kind (the "Exchange Property") under Internal Revenue Code Section 1031 and the regulations promulgated thereunder.  The parties agree to cooperate with each other to accomplish such Exchange, including the execution of documents therefor, provided each and every one of the following terms and conditions are satisfied:  (a) either party shall notify the other not less than ten (10) Business Days prior to the Closing Date that such party has arranged such an Exchange and as soon as reasonably possible thereafter but in all events prior to the Closing Date, Seller and Buyer, and such other parties as may be necessary to effect the Exchange, shall have executed any and all documents (the "Exchange Documents") satisfactory to the parties and their respective legal counsel which are necessary to effect the Exchange; (b) neither party shall not be required to execute any Exchange Documents in connection with the Exchange unless and until both parties have expressly notified each other in writing that each specific Exchange Document has been approved; (c) except for costs incurred by the applicable party in connection with the Exchange, neither party shall be obligated to pay any facilitator, intermediary or escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred by the other party with respect to the Exchange Property and/or the Exchange; (d) in no way shall the Closing be contingent or otherwise subject to the consummation of the Exchange for the Exchange Property, and the Closing shall occur on the Closing Date in accordance with the terms of this Agreement despite any failure or delay, for any reason, of any party hereto and any other parties to the Exchange to effect the same; (e) if, for any reason (including a breach or default by Seller under this Agreement), the Closing hereunder does not occur, Seller shall have no responsibility or liability to any third party involved in the Exchange transaction; (f) Buyer shall use a third party facilitator or intermediary to sell the Exchange Property so that Seller shall have no obligations in connection with the sale of the Exchange Property to the third party involved in the Exchange or in connection with any agreement or document with respect thereto; (g) Seller will not be required to make any representations or warranties nor assume any obligations, including any debt secured by the Exchange Property or otherwise, nor spend any sum or incur any personal liability whatsoever in connection with the Exchange transaction contemplated hereby, nor shall the cash which Buyer is required to pay hereunder to obtain the Property be subject to liquidated damages or forfeiture or be increased with respect to such Exchange; (h) both parties hereto indemnify and agree to hold the other party harmless from and against any and all causes, claims, demand, liabilities, costs and expenses, including reasonable attorneys' fees, as a result of or in connection with the Exchange Property and any such Exchange; and (i) by consummating the Exchange, neither party shall have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Internal Revenue Code.  The provisions of this Section 31 shall survive any termination of this Agreement and shall survive the Closing and shall not merge into the Grant Deed or any other document or instrument delivered at Closing.

 [END OF TEXT; SIGNATURES FOLLOW ON IMMEDIATELY SUCCEEDING PAGES]

--

IN WITNESS WHEREOF the parties have executed this Agreement as of the Agreement Date first written above.

BUYER:

NetREIT Inc.
a Maryland corporation

By: /s/ Kenneth Elsberry

Print Name: Kenneth Elsberry

Title: Chief Financial Officer

SELLER:
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS]

ACCEPTANCE BY ESCROW HOLDER

CHICAGO TITLE COMPANY hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: January ___, 2011		CHICAGO TITLE COMPANY

By:
Printed Name:
Its Authorized Agent

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

THE REAL PROPERTY REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF CASS, STATE OF NORTH DAKOTA, AND IS DESCRIBED AS FOLLOWS:

Lots 1 through 7; Lots 8 through 12, except the South 116’ thereof; Lots 13, 14, 20, 21, and 22; vacated alley adjacent to Lots 1 through 13 and Lot 22; all in Block 1, of Keeney and Devitt’s Addition to the City of Fargo, situate in the County of Cass and the State of North Dakota.

EXHIBIT A --	[0:00 AM] DRAFT

EXHIBIT B

FORM OF GRANT DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:

(Above Space for Recorder's Use Only)

GRANT DEED

Documentary Transfer Tax not shown
pursuant to Section 11932 of the Revenue
and Taxation Code, as amended.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Dakota Bank Building Limited Partnership, an Illinois limited partnership ("Grantor"), hereby GRANTS to NetREIT Inc., a Maryland corporation, the following described real property (the "Property") located in the City of Fargo, County of Cass, State of North Dakota:

Lots 1 through 7; Lots 8 through 12, except the South 116’ thereof; Lots 13, 14, 20, 21, and 22; vacated alley adjacent to Lots 1 through 13 and Lot 22; all in Block 1, of Keeney and Devitt’s Addition to the City of Fargo, situate in the County of Cass and the State of North Dakota.

SUBJECT TO:

1.           Real property taxes and assessments, not delinquent.

2.           All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters of record or that would be disclosed by a survey or inspection of the Property as of the date hereof.

[signature page follows]

EXHIBIT B	[0:00 AM] DRAFT

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the ___ day of _____________, 2011.

GRANTOR:
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

STATE OF                                            )
)  ss.
COUNTY OF                                                      )

On ________________________, before me, ________________________, a Notary Public in and for said state, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________________

Notary Public in and for said State

EXHIBIT B

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION
NOT BE MADE A PART OF THE PERMANENT RECORD
IN THE OFFICE OF THE COUNTY RECORDER
(PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)

TO:           Recorder
County of Cass

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor:                      Dakota Bank Building Limited Partnership, an Illinois limited partnership

Grantee:                      NetREIT Inc., a Maryland corporation

The property described in the accompanying document is located in the City of Fargo, County of Cass, State of North Dakota.

The amount of tax due on the accompanying document is $___________.

      X                      Computed on full value of property conveyed.

Computed on full value, less liens and encumbrances remaining at the time of sale.

[signature page follows]

EXHIBIT B	[0:00 AM] DRAFT

GRANTOR:
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

Note:	After the permanent record is made, this form will be affixed to the conveying document and returned with it.

EXHIBIT B

EXHIBIT C

FORM OF GENERAL ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF

CONTRACTS AND OTHER INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OTHER INTANGIBLE PROPERTY (this "General Assignment") is made and entered into as of the ___ day of ____________, 2011 by and between Dakota Bank Building Limited Partnership, an Illinois limited partnership ("Assignor") and NetREIT Inc., a Maryland corporation ("Assignee").

R E C I T A L S :

A.           Assignor and Assignee entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated January ___, 2011 ("Agreement") with respect to the sale and purchase of the "Property" described therein.

B.           Assignor desires to assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to (i) those contracts and other agreements relating to the Property listed on Schedule 1 hereto (the "Contracts"), and (ii) the intangible personal property owned by Seller which is assignable and relates exclusively to the Property, including, without limitation, any warranties, guaranties, service contracts, plans and specifications, transferable licenses and permits, and entitlements and appurtenances (collectively, the "Intangible Property"), and Assignee desires to accept such assignment, transfer and conveyance of the Contracts and the Intangible Property and to assume and perform all of Assignor's covenants and obligations in and under the Contracts and the Intangible Property.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Effective Date.  The "Effective Date" of this General Assignment shall be the Closing (as defined in the Agreement) of the sale and purchase of the Property.

2. Assignment.  Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Contracts and the Intangible Property from and after the Effective Date.

3. Assumption and Acceptance.  Assignee hereby accepts the above assignment and transfer and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor under the Contracts and the Intangible Property from and after the Effective Date.

EXHIBIT C
6

4. No Warranties as to Construction Warranties, Personal Property or Intangible Property.  Assignee does hereby acknowledge that (a) Assignor is assigning, transferring and conveying any warranties to Assignee on a non-exclusive basis (with Assignor retaining the non-exclusive right to enforce such warranties), (b) Assignor is assigning, transferring and conveying the Contracts and the Intangible Property to Assignee without any warranty of any kind or nature, and (c) such assignment, transfer and conveyance by Assignor are subject to any limitations and restrictions which the terms of any of the Contracts or the Intangible Property impose on Assignor's right or ability to transfer the same.  This Assignment shall not be construed as a representation or warranty by Assignor as to the assignability, transferability or enforceability of any or all of the Contracts or the Intangible Property, and Assignor shall have no liability to Assignee in the event that any or all of the Contracts and the Intangible Property (a) are not assignable or transferable to Assignee or (b) are cancelled or terminated by reason of this Assignment or any acts of Assignee.

5. Dispute Costs.  In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this General Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonable attorneys' fees and costs.  Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

6. Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

7. Limited Liability.  This Assignment is made without any express or implied representation or warranty of any kind or nature other than those representations and warranties expressly made by Assignor in Section 9.1 of the Agreement, which representations and warranties by Assignor shall survive only for the period provided in, and are subject to all of the limitations set forth in, the Agreement.  Assignee hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, shareholders, directors, advisors or agents of Assignor have any personal liability under this Assignment.

[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

EXHIBIT C

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

ASSIGNEE:

NetREIT Inc.
a Maryland corporation

By: _____________________
Print Name:_______________
Title:____________________

ASSIGNOR
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OTHER INTANGIBLE PROPERTY]

EXHIBIT C

SCHEDULE 1

to Assignment and Assumption of Contracts and Other Intangible Property

CONTRACTS

EXHIBIT C

EXHIBIT D

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Dakota Bank Building Limited Partnership, an Illinois limited partnership ("Seller"), does hereby GRANT, SELL, CONVEY, TRANSFER AND DELIVER to NetREIT Inc., a Maryland corporation ("Buyer"), without any warranty of any kind, any and all of Seller's rights, title and interests in and to the fixtures, machinery, equipment and other tangible personal property (the "Personal Property") owned by Seller and located in or on or utilized by Seller exclusively in connection with the improved real property described in Schedule 1 attached hereto and made a part hereof (the "Property").

From and after the date of this Bill of Sale, it is intended by the parties that Buyer and Buyer's successors and assigns shall have the right to use, have, hold and own the Personal Property forever.  This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.  Seller and Buyer agree that the delivery of an executed copy of this Bill of Sale by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Bill of Sale had been delivered.

Buyer hereby acknowledges, covenants, represents and warrants that Seller has made absolutely no warranties or representations of any kind or nature (whether express, implied or statutory) regarding title to the Personal Property or the condition of the Personal Property and that such Personal Property is being conveyed and sold on an "as-is" basis.

By acceptance of this Bill of Sale, Buyer on behalf of itself and Buyer's officers, directors, employees, partners, agents, representatives, successors and assigns hereby agrees that in no event or circumstance shall Seller, Seller's shareholder(s) or their officers, directors, beneficiaries, trustees, employees, representatives, related or affiliated entities, successors or assigns have any personal liability under this Bill of Sale, or to any of the other party's creditors, or to any other party in connection with the Personal Property.

[signature page follows]

EXHIBIT D

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ___ day of __________, 2011.
SELLER:
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

EXHIBIT D

SCHEDULE 1

to Exhibit D

LEGAL DESCRIPTION OF THE REAL PROPERTY

THE REAL PROPERTY REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF CASS, STATE OF NORTH DAKOTA, AND IS DESCRIBED AS FOLLOWS:

Lots 1 through 7; Lots 8 through 12, except the South 116’ thereof; Lots 13, 14, 20, 21, and 22; vacated alley adjacent to Lots 1 through 13 and Lot 22; all in Block 1, of Keeney and Devitt’s Addition to the City of Fargo, situate in the County of Cass and the State of North Dakota.

SCHEDULE 1 TO EXHIBIT D

EXHIBIT E

FEDERAL TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

NetREIT Inc., a Maryland corporation ("Transferee") is acquiring certain real property, located in the City of Fargo, County of Cass, State of North Dakota from Dakota Bank Building Limited Partnership, an Illinois limited partnership ("Transferor").  Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

To inform Transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor, the undersigned Transferor hereby certifies to Transferee:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.           Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.           Transferor's U.S. tax identification number is ____________; and

4.           Transferor's office address is 316 Oak Street, Glen Ellyn, Illinois  60137.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of Transferor.

[signature page follows]

EXHIBIT E

SELLER:
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

[SIGNATURE PAGE TO FIRPTA CERTIFICATE]

EXHIBIT E

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (the "Assignment") is made and entered into as of this ___ day of ________, 2011 ("Assignment Date"), by and between Dakota Bank Building Limited Partnership, an Illinois limited partnership ("Assignor"), and NetREIT Inc., a Maryland corporation ("Assignee"), with reference to the following facts.

R E C I T A L S :

A.           Assignor and Assignee are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of January ___, 2011 (the "Purchase Agreement"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved real property located at 51 Broadway, Fargo, North Dakota, as legally described in Exhibit A attached hereto and made a part hereof (the "Property")."

B.           Assignor (or its predecessor-in-interest as owner of the Property) has previously entered into those certain leases of the Property, as more particularly described in Schedule 1 attached hereto and made a part hereof (collectively the "Leases").

C.           Assignor presently has security deposits from the tenants under the Leases in the amount set forth in Schedule 2 attached hereto and made a part hereof (collectively, the "Security Deposits").

D.           Assignee has acquired fee title to the Property from Assignor on the Assignment Date.  Assignor now desires to assign and transfer to Assignee all of Assignor's rights and interests in and to, and obligations under, the Leases and the Security Deposits, and Assignee desires to assume all of Assignor's rights, title, interests and obligations in, to and under the Leases and the Security Deposits, as set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption.  Effective as of the Assignment Date, Assignor hereby assigns, transfers, and conveys to Assignee all of the rights, interests and obligations of Assignor in, to and under the Leases and the Security Deposits from and after the date hereof.  Assignee hereby accepts such assignment and delegation by Assignor and expressly and unconditionally assumes and covenants to keep, perform, fulfill and discharge (i) all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor as landlord in and under the Leases and with respect to the Security Deposits from and after the date hereof, and (ii) subject to the respective obligations of the Assignor and Assignee as to Leasing Costs under Section 7.4 of the Purchase Agreement, all of the covenants, terms and obligations required to be kept, performed, fulfilled and discharged by Assignor with respect to the payment and/or provision of tenant improvement costs, tenant improvement allowances and leasing commissions under the Leases (collectively, the "Leasing Costs").  Notwithstanding the foregoing or anything to the contrary contained herein, Assignor shall retain all rights, title and interest in and to all rentals and other amounts payable by the tenant under the Leases for the period of time prior to the Assignment Date.

2. Dispute Costs.  In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonable attorneys' fees and costs.  Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

3. Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

4. Limited Liability.  This Assignment is made without any express or implied representation or warranty of any kind or nature other than those representations and warranties expressly made by Assignor in Section 9.1 of the Purchase Agreement, which representations and warranties by Assignor shall survive only for the period provided in, and are subject to all of the limitations set forth in, the Agreement.  Assignee hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, shareholders, directors, advisors or agents of Assignor have any personal liability under this Assignment.

[signature page follows]

EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNEE:

NetREIT Inc.
a Maryland corporation

By: _____________________
Print Name:_______________
Title:____________________

ASSIGNOR
DAKOTA BANK BUILDING LIMITED PARTNERSHIP,
an Illinois limited partnership,
by its General Partners:

	Lisle, L.L.C.	Oak Street, L.L.C.

By:	Aubrey J. Greenberg Trust dated
November 21, 2002, Sole Member
and Manager
/s/ Raymond D. Fisher
By:	/s/ Judith O. Greenberg	Raymond D. Fisher, Manager
Judith O. Greenberg, not
individually, but as Trustee

By:	/s/ Howard E. Gilbert
Howard E. Gilbert, not individually,
but as Trustee

By:	/s/ Jo Ann Beck
Jo Ann Beck, not individually, but as Trustee

EXHIBIT F

EXHIBIT G

LIST OF CONTRACTS

SERVICE CONTRACTS	VENDOR/CONTRACTOR NAME

EXHIBIT G

EXHIBIT H

FORM OF ESTOPPEL CERTIFICATE

Re:
Lease (the “Lease”) dated ________________________ by and between _______________ (“Landlord”) and _________________________ (“Tenant”), relating to certain premises (the “Premises”) located at ________________________________ (the “Property”)

Ladies and Gentlemen:

As you may know, Landlord under the referenced Lease is contemplating a sale of the Property, including without limitation the Lease.  In connection with such conveyance, Tenant hereby acknowledges, certifies and agrees that:

1.           The documents attached hereto as Exhibit A constitute complete and accurate copies of the Lease, including all addenda, amendments, modifications, agreements, or other changes to the Lease, and there are no other amendments or agreements to which Tenant is a party that are binding upon Landlord and relate to the Property other than as expressly set forth therein or herein.

2.           The term of the Lease commenced on ____________________ and will expire on ____________________ [subject to Tenant’s renewal rights set forth in Section ____ of the Lease.]

3.           The Lease is in full force and effect and Tenant has not given Landlord any notice of termination or default thereunder.

4.           To the best of Tenant’s knowledge, no uncured breaches or defaults by either Landlord or Tenant exist under the Lease and no facts or circumstances exist that will constitute a breach or default under the Lease and no offsets, defenses or claims are presently available to Landlord or Tenant under the Lease.

5.           Tenant is in full and complete possession of the Premises and has accepted the Premises, as being complete, in compliance with the Lease, and satisfactory for Tenant’s purposes.

6.           The Premises contains _____________ rentable square feet.

7.           Tenant is paying monthly base rental under the Lease in the amount of $_____________, which shall continue through _____________.  Monthly base rental shall increase by ____% on the first day of each lease year commencing ___________.

8.           Tenant’s proportionate share of Building Expenses is _____%, Tenant’s proportionate share of Common Area Expenses is _____% and Tenant’s proportionate share of Real Estate Taxes is ____%.  [Tenant pays its full proportionate share of Building Expenses, Common Area Expenses and Real Estate Taxes.]  [Tenant pays its proportionate share of Building Expenses and

Common Area Expenses over a base year ending ___________ and its proportionate share of Real Estate Taxes over a base year ending _____________.]

9.           Pursuant to the Lease, all work to be performed by Landlord has been fully completed and accepted by Tenant and all allowances of whatever nature payable by Landlord to Tenant or otherwise have been fully paid, except as follows ____________________________.

10.           Tenant has not prepaid any rent or other charge under the Lease to Landlord other than rent for ______________.

11.           No security deposit has been paid to or is presently held by the Landlord under the Lease, and Tenant has not rendered to Landlord any other security or similar deposit with respect to its tenancy under the Lease, except as follows: [security deposit in the amount of $____________] or [letter of credit posted for the benefit of Landlord in the amount of $__________] or [NONE].

12.           Tenant has no option or right of first refusal to purchase all or a portion of the Premises, the Building, or the Property.

13.           Tenant has not assigned all or any part of its interest in and to the Lease as security or otherwise and has not subleased all or any part of the premises leased by Tenant under the Lease except as follows:  __________________________________________________________

14.           Tenant’s obligations under the Lease have been guaranteed by ___________________________ (“Guarantor”).  Said guaranty is in full force and effect and will not be affected by the sale of the Property.  A complete and accurate copy of said guaranty is attached hereto as Exhibit B.

15.           The address for notices to Tenant under the Lease is as follows:
____________________________
____________________________
____________________________

16.           The undersigned is duly authorized to execute and deliver this certificate for and on behalf of Tenant.

Tenant hereby acknowledges and agrees that purchaser, purchaser’s lender, if any, and each of their successors and assigns shall be entitled to rely on the truth and accuracy of the foregoing certifications made by Tenant

Dated this   day of ______________, 20___.

[Corporate Seal]	Very truly yours, TENANT: By: Name: Its:

EXHIBIT H

EXHIBIT I

NOTICE TO TENANT

[SELLER'S AGENT'S LETTERHEAD]

VIA CERTIFIED MAIL

[TENANT'S NAME]

[TENANT'S ADDRESS]

CITY, STATE ZIP

ATTN:  __________________

Re:           ________________________________, _____________________, North Dakota

Dear _______________:

Please be advised that on [CLOSING DATE], ownership of the above-referenced real property was transferred to _________________________, a ________________________ (the "Purchaser").  In connection with the sale of the property, and in conformance with the laws of the State of North Dakota, the obligations under the tenant security deposits were transferred to the Purchaser, whose address is ________________________, __________________________, ______________, California 9_____; Attention: _________________, without deduction or offset.

Hereafter, please make rent payable to "______________," and mail your payments to:

This Notice is given in accordance with the requirements of California Civil Code Section 1950.7(d).  From and after ____________, 200__, your sole recourse for the return of your security deposit upon the termination of your tenancy will be against the Purchaser.  If you have any questions, please call [Mr./Ms.] ______________ at ________________.  Thank you.

Very truly yours,

,

a

By:

Name:

Title:

cc:

[name of Buyer's Agent]

EXHIBIT I

EXHIBIT J

IDENTIFIED LEASING COSTS

EXHIBIT J

EXHIBIT K

LIST OF SELLER'S DOCUMENTS

EXHIBIT K

EXHIBIT L

LIST OF LEASES

EXHIBIT L

1.	Agreement of Purchase and Sale		2
2.	Purchase Price		2
3.	Payment of Purchase Price		2
	3.1	Deposit	2
	3.2	Closing Cash Payment	2
4.	Conditions to Parties' Obligations		2
	4.1	Buyer's Pre-Closing Conditions	2
	4.2	Failure of Pre-Closing Conditions; Approval of General Contingency Matters	7
	4.3	Closing Conditions	8
	4.4	Failure of Closing Conditions	10
	4.5	Return of Due Diligence Materials	10
	4.6	Investigations, Obligations and Indemnity	11
5.	Remedies/Liquidated Damages		12
	5.1	Buyer's Default	12
	5.2	Seller's Default	12
6.	Closing and Escrow		13
	6.1	Escrow Instructions	13
	6.2	Closing and Close of Escrow	13
	6.3	Conveyance	14
	6.4	Closing Documents	14
	6.5	Actions of Escrow Holder	15
	6.6	Closing Costs	16
	6.7	Real Estate Commissions	16
	6.8	Real Estate Reporting Person	16
	6.9	Prorations	17
7.	Interim Operation and Leasing of the Property; Leasing Costs		20
	7.1	Operation	20
	7.2	Leasing	20
	7.3	Contracts	21
	7.4	Leasing Costs	21
8.	Casualty and Condemnation		21
	8.1	Immaterial Casualty or Condemnation	21
	8.2	Material Casualty or Condemnation	21

9.	Representations and Warranties	22

-i-

	9.1	Representations and Warranties of Seller	22
	9.2	Qualification of Seller's Representations and Warranties	24
	9.3	Definition of Seller's Knowledge	25
	9.4	Survival Period	25
	9.5	Representations and Warranties of Buyer	25
10.	AS-IS Condition of Property		26
11.	Limited Liability		27
12.	Release		28
13.	Notices		30
14.	Entire Agreement; Participation in Drafting		31
15.	Agreement Binding on Parties		32
	15.1	Successors and Assigns	32
	15.2	Assignment by Buyer	32
	15.3	Assignment by Seller	32
16.	Severability		32
17.	Governing Law.		32
18.	Modifications		32
19.	Confidentiality		33
20.	Dispute Costs		33
21.	Time of the Essence; Business Days		34
22.	Required Actions of Buyer and Seller		34
23.	No Recordation		34
24.	Drafts not an Offer to Enter into a Legally Binding Contract		34
25.	Multiple Counterparts		34
26.	Electronic Signatures		34
27.	Limitations on Benefits		34
28.	Interpretation		35
29.	Exhibits		35

-ii-

30.	No Partnership/Fiduciary Relationship	35
31.	Tax-Free Exchange	35

EXHIBITS
EXHIBIT A	LEGAL DESCRIPTION OF THE REAL PROPERTY
EXHIBIT B	GRANT DEED
EXHIBIT C	GENERAL ASSIGNMENT
EXHIBIT D	BILL OF SALE
EXHIBIT E	FIRPTA CERTIFICATE
EXHIBIT F	ASSIGNMENT OF LEASES
EXHIBIT G	LIST OF CONTRACTS
EXHIBIT H	ESTOPPEL CERTIFICATE
EXHIBIT I	NOTICE TO TENANT
EXHIBIT J	IDENTIFIED LEASING COSTS
EXHIBIT K	LIST OF SELLER'S DOCUMENTS
EXHIBIT L	LIST OF LEASES

-iii-